--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 10, 2002

                             NABORS INDUSTRIES LTD.
             (Exact name of registrant as specified in its charter)

            BERMUDA                        000-49887                      98-0363970
 (State or Other Jurisdiction             (Commission                    (IRS Employer
       of Incorporation)                 File Number)                 Identification No.)


     2ND FL. INTERNATIONAL TRADING CENTRE
                   WARRENS
                 PO BOX 905E                                        N/A
            ST. MICHAEL, BARBADOS                                (Zip Code)
   (Address of Principal Executive Offices)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (246) 421-9471

                                      N/A
         (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             NABORS INDUSTRIES LTD.

                      INDEX TO CURRENT REPORT ON FORM 8-K

                                                                       PAGE
                                                                       ----
Explanatory Note.....................................................    1
Item 5.  Other Information
         Introduction to Financial Statements........................    2
         Consolidated Balance Sheets as of December 31, 2001 and
         2000........................................................    4
         Consolidated Statements of Income for the Years Ended
         December 31, 2001, 2000 and 1999............................    5
         Consolidated Statements of Cash Flows for the Years Ended
         December 31, 2001, 2000 and 1999............................    6
         Consolidated Statements of Changes in Stockholders' Equity
         for the Years Ended December 31, 2001, 2000 and 1999........    7
         Notes to Consolidated Financial Statements..................    9
         Report of Independent Accountants...........................   52
         Financial Statements, Pro Forma Financial Information and
Item 7.  Exhibits....................................................   53
Signatures...........................................................   54

                                EXPLANATORY NOTE

     Effective June 24, 2002, Nabors Industries Ltd., a Bermuda exempted company (Nabors), became the successor to Nabors Industries, Inc., a Delaware corporation (Nabors Delaware), following a corporate reorganization. The reorganization was accomplished through the merger of an indirect, newly formed Delaware subsidiary owned by Nabors into Nabors Delaware. Nabors Delaware was the surviving company in the merger and became a wholly-owned, indirect subsidiary of Nabors. Upon consummation of the merger, all outstanding shares of Nabors Delaware common stock automatically converted into the right to receive Nabors common shares, with the result that the shareholders of Nabors Delaware on the date of the merger became the shareholders of Nabors. Nabors and its subsidiaries continue to conduct the businesses previously conducted by Nabors Delaware and its subsidiaries. The reorganization has been accounted for as a reorganization of entities under common control and accordingly, it did not result in any changes to the consolidated amounts of assets, liabilities and stockholders' equity.

ITEM 5.  OTHER INFORMATION

                      INTRODUCTION TO FINANCIAL STATEMENTS

     As previously reported in our Form 10-K for the year ended December 31, 2001, our Form 10-Q for the first quarter ended March 31, 2002, and our Form 10-Q for the second quarter ended June 30, 2002, as amended by our Form 10-Q/A for the second quarter ended June 30, 2002, we adopted the following new accounting pronouncements during the first six months of 2002. Effective April 1, 2002, we adopted Statement of Financial Accounting Standards (SFAS) No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". As a result, we no longer classify gains and losses from extinguishment of debt that are usual and frequent as extraordinary items and, as required by SFAS No. 145, we reclassified to other income any similar debt extinguishment items that had been reported as extraordinary items in comparative prior periods. Additionally, we adopted Emerging Issues Task Force (EITF) No. 01-14, "Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred", in the second quarter of 2002. Previously, we recognized reimbursements received as a reduction to the related direct costs. EITF 01-14 requires that reimbursements received from our customers be recorded in operating revenues and "out-of-pocket" expenses be recorded in direct costs. The transition provisions of these accounting pronouncements require comparative prior periods to reflect reclassifications consistent with the pronouncements not later than the time of our next audited financial statements. We have elected to reflect these reclassifications in this report for our consolidated financial statements for each of the three years in the period ended December 31, 2001.

     In addition, as of January 1, 2002, we adopted SFAS No. 142, "Goodwill and Other Intangible Assets", and therefore no longer amortize goodwill. The effect of eliminating goodwill amortization on the three years in the period ended December 31, 2001 is not reflected in the consolidated financial statements included in this report, but is disclosed in Note 1, as required by SFAS No. 142.

     On August 22, 2002 Nabors Holdings 1, ULC, one of our indirect, wholly-owned subsidiaries (which we refer to as Nabors Holdings), issued U.S. $225 million aggregate principal amount of 4.875% senior notes due 2009 that are fully and unconditionally guaranteed by Nabors and another indirect, wholly owned subsidiary, Nabors Industries, Inc. (which we refer to as Nabors Delaware). Concurrently with the offering by Nabors Holdings, Nabors Delaware issued U.S. $275 million aggregate principal amount of 5.375% senior notes due 2012 that are fully and unconditionally guaranteed by Nabors. Both issues of senior notes were resold by a placement agent to qualified institutional buyers under Rule 144A of the U.S. Securities Act of 1933, as amended. Interest on the each issue of senior notes is payable August 15 and February 15 of each year, beginning on February 15, 2003.

     Subsequent to filing this report, Nabors Holdings will file a registration statement with the U.S. Securities and Exchange Commission pursuant to which it intends to offer to exchange its U.S. $225 million aggregate principal amount of 4.875% senior notes due 2009 for new 4.875% senior notes due 2009 which have been registered under the Securities Act (the "Nabors Holdings Exchange Notes"). The terms of the Nabors Holdings Exchange Notes, including the terms of the guarantee by Nabors Delaware and Nabors, will be substantially identical to those of the Nabors Holdings senior notes, except that the transfer restrictions and registration rights relating to the senior notes issued by Nabors Holdings will not apply to the Nabors Holdings Exchange Notes.

     Similarly, Nabors Delaware will file a registration statement with the U.S. Securities and Exchange Commission pursuant to which it intends to offer to exchange its U.S. $275 million aggregate principal amount of 5.375% senior notes due 2012 for new 5.375% senior notes due 2012 which have been registered under the Securities Act (the "Nabors Delaware Exchange Notes") in exchange for the senior notes issued by Nabors Delaware. The terms of the Nabors Delaware Exchange Notes, including the terms of the guarantee by Nabors, will be substantially identical to those of the Nabors Delaware senior notes, except that the transfer restrictions and registration rights relating to the senior notes issued by Nabors Delaware will not apply to the Nabors Delaware Exchange Notes.

     In connection with the corporate reorganization discussed in Note 1 of the Notes to Consolidated Financial Statements included in this report, Nabors fully and unconditionally guaranteed all of the issued public debt securities of Nabors Delaware at the effective time of the merger. As discussed above, Nabors also fully and unconditionally guaranteed the senior notes issued by Nabors Delaware, and Nabors and Nabors Delaware fully and unconditionally guaranteed the senior notes issued by Nabors Holdings in August 2002.

     Condensed consolidating financial information for Nabors and Nabors Delaware as guarantors, Nabors Delaware and Nabors Holdings as issuers, and all their other non-guarantor subsidiaries has been included in Note 17 of the Notes to Consolidated Financial Statements included in this report. The condensed consolidating financial information is included so that separate financial statements of Nabors Delaware and Nabors Holdings are not required to be filed with the U.S. Securities and Exchange Commission. The condensed consolidating financial statements present Nabors' and Nabors Delaware's investments in their subsidiaries using the equity method of accounting.

     In addition, we reclassified $483.1 million of outstanding principal on our zero coupon convertible senior debentures due 2020 from long-term to short-term obligations as of June 30, 2002. The debentures can be put to us on June 20, 2003 and as such have been removed from long-term obligations in the selected historical consolidated financial data table below.

     The following sets forth our selected financial data for the periods specified below:

                             NABORS INDUSTRIES LTD.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

                          SIX MONTHS ENDED                                                           TWELVE MONTHS   THREE MONTHS
                              JUNE 30,                        YEAR ENDED DECEMBER 31,                    ENDED          ENDED
                       -----------------------   -------------------------------------------------   DECEMBER 31,    DECEMBER 31,
                          2002         2001         2001         2000         1999         1998          1997            1997
                       ----------   ----------   ----------   ----------   ----------   ----------   -------------   ------------
                             (UNAUDITED)                                                              (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues...  $  721,959   $1,132,404   $2,191,183   $1,377,453   $  666,429   $  968,462    $1,114,758       $302,831
Net income...........      67,362      187,153      357,450      137,356       27,704      124,988       136,020         41,327
Net income per
 diluted share.......  $      .45   $     1.14   $     2.24   $      .90   $      .23   $     1.16    $     1.24       $    .37
Dividends per common
 share...............          --           --           --           --           --           --            --             --
Total assets.........   4,432,778    4,180,581    4,151,915    3,136,868    2,398,003    1,465,907     1,281,306
Long-term
 obligations.........   1,099,096    1,707,390    1,567,616      854,777      482,600      217,034       226,299
Stockholders'
 equity..............  $2,163,843   $1,864,912   $1,857,866   $1,806,468   $1,470,074   $  867,469    $  767,340


                        YEAR ENDED
                       SEPTEMBER 30,
                           1997
                       -------------

(IN THOUSANDS, EXCEPT
Operating revenues...   $1,028,853
Net income...........      114,808
Net income per
 diluted share.......   $     1.08
Dividends per common
 share...............           --
Total assets.........    1,234,232
Long-term
 obligations.........      229,507
Stockholders'
 equity..............   $  727,843

                             NABORS INDUSTRIES LTD.

                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
                                       ASSETS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Current assets:
  Cash and cash equivalents.................................  $  198,443   $  197,312
  Marketable securities.....................................     343,169      138,939
  Accounts receivable, net..................................     361,086      350,302
  Inventory and supplies....................................      18,515       18,029
  Deferred income taxes.....................................      28,145       27,816
  Prepaid expenses and other current assets.................      81,588       71,218
                                                              ----------   ----------
          Total current assets..............................   1,030,946      803,616
Marketable securities.......................................     377,025      214,702
Property, plant and equipment, net..........................   2,433,247    1,821,392
Goodwill, net...............................................     199,048      192,181
Other long-term assets......................................     111,649      104,977
                                                              ----------   ----------
          Total assets......................................  $4,151,915   $3,136,868
                                                              ----------   ----------

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term obligations..................  $    2,510   $    3,554
  Trade accounts payable....................................     131,821      139,162
  Accrued liabilities.......................................     168,022      113,010
  Income taxes payable......................................      27,777       23,453
                                                              ----------   ----------
          Total current liabilities.........................     330,130      279,179
Long-term obligations.......................................   1,567,616      854,777
Other long-term liabilities.................................     110,902       99,147
Deferred income taxes.......................................     285,401       97,297
                                                              ----------   ----------
          Total liabilities.................................   2,294,049    1,330,400
                                                              ----------   ----------
Commitments and contingencies (Note 11)
Stockholders' equity:
  Common stock, par value $.10 per share:
     Authorized common shares 400,000; issued 147,711 and
      147,155...............................................      14,771       14,715
  Capital in excess of par value............................   1,091,536    1,145,847
  Accumulated other comprehensive income....................       3,260        7,094
  Retained earnings.........................................   1,001,079      643,629
  Less treasury stock, at cost, 6,822 and 589 common
     shares.................................................    (252,780)      (4,817)
                                                              ----------   ----------
          Total stockholders' equity........................   1,857,866    1,806,468
                                                              ----------   ----------
          Total liabilities and stockholders' equity........  $4,151,915   $3,136,868
                                                              ==========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                             NABORS INDUSTRIES LTD.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                      YEAR ENDED DECEMBER 31,
                                                       ------------------------------------------------------
                                                             2001               2000               1999
                                                       (AS RECLASSIFIED   (AS RECLASSIFIED   (AS RECLASSIFIED
                                                         SEE NOTE 1)        SEE NOTE 1)        SEE NOTE 1)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)               ----------------   ----------------   ----------------
Revenues and other income:
  Operating revenues.................................     $2,191,183         $1,377,453          $666,429
  Earnings from unconsolidated affiliates............         36,887             37,490             3,757
  Interest income....................................         53,973             20,581             8,756
  Other income, net..................................         28,650             27,157             8,860
                                                          ----------         ----------          --------
          Total revenues and other income............      2,310,693          1,462,681           687,802
                                                          ----------         ----------          --------
Cost and other deductions:
  Direct costs.......................................      1,366,967            938,651           446,597
  General and administrative expenses................        135,496            106,504            65,288
  Depreciation and amortization......................        189,896            152,413            99,893
  Interest expense...................................         60,722             35,370            30,395
                                                          ----------         ----------          --------
          Total costs and other deductions...........      1,753,081          1,232,938           642,173
                                                          ----------         ----------          --------
Income before income taxes...........................        557,612            229,743            45,629
                                                          ----------         ----------          --------
Income taxes (benefits):
  Current............................................         83,718             19,594            (2,478)
  Deferred...........................................        116,444             72,793            20,403
                                                          ----------         ----------          --------
          Total income taxes.........................        200,162             92,387            17,925
                                                          ----------         ----------          --------
Net income...........................................     $  357,450         $  137,356          $ 27,704
                                                          ----------         ----------          --------
Earnings per share:
  Basic..............................................     $     2.48         $      .95          $    .25
  Diluted............................................     $     2.24         $      .90          $    .23
Weighted average number of shares outstanding:
  Basic..............................................        144,430            144,344           111,395
                                                          ----------         ----------          --------
  Diluted............................................        168,790            152,417           120,449
                                                          ----------         ----------          --------

  The accompanying notes are an integral part of these consolidated financial statements.

                             NABORS INDUSTRIES LTD.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     YEAR ENDED DECEMBER 31,
                                                         -----------------------------------------------
                                                               2001               2000
                                                         (AS RECLASSIFIED   (AS RECLASSIFIED
                                                           SEE NOTE 1)        SEE NOTE 1)        1999
(IN THOUSANDS)                                           ----------------   ----------------   ---------
Cash flows from operating activities:
  Net income...........................................    $   357,450         $ 137,356       $  27,704
  Adjustments to net income:
     Depreciation and amortization.....................        189,896           152,413          99,893
     Deferred income taxes.............................        116,444            72,793          20,403
     Deferred financing costs amortization.............          6,339               183              --
     Discount amortization on zero coupon debentures...         31,832             6,625              --
     Discount amortization of investments..............           (180)               --              --
     Gains on disposition of long-term assets..........        (10,246)           (1,713)         (2,915)
     Losses (gains) on marketable securities and
       warrants........................................            474           (18,800)         (3,656)
     Sales of marketable securities, trading...........             --               401              --
     Foreign currency transaction (gains) losses.......           (419)           (1,441)             37
     Equity in (earnings) losses from unconsolidated
       affiliates, net of dividends....................        (26,386)          (21,540)            343
     Gains on early extinguishment of debt.............        (15,330)           (3,036)             --
     Other.............................................            457             1,715             241
  Increase (decrease), net of effects from
     acquisitions, from changes in:
     Accounts receivable...............................          3,026          (144,659)         33,005
     Inventory and supplies............................           (791)            7,729           9,996
     Prepaid expenses and other current assets.........        (13,753)           17,688          (3,399)
     Other long-term assets............................         18,017           (20,508)         (8,031)
     Trade accounts payable and accrued liabilities....         30,576            11,283         (15,346)
     Income taxes payable..............................            801            10,661         (10,497)
     Other long-term liabilities.......................          6,698            12,298         (13,730)
                                                           -----------         ---------       ---------
          Net cash provided by operating activities....        694,905           219,448         134,048
                                                           -----------         ---------       ---------
Cash flows from investing activities:
  Purchases of marketable securities,
     available-for-sale................................       (535,499)         (325,286)        (25,375)
  Sales of marketable securities, available-for-sale...        163,110            42,450           6,602
  Cash received from disposition of long-term assets...         15,067             7,523           5,650
  Cash (paid for) received from acquisitions of
     businesses, net...................................        (66,352)               --           6,332
  Capital expenditures.................................       (701,156)         (300,637)        (82,126)
  Investments in unconsolidated affiliates.............             --                --          (1,425)
                                                           -----------         ---------       ---------
          Net cash used for investing activities.......     (1,124,830)         (575,950)        (90,342)
                                                           -----------         ---------       ---------
Cash flows from financing activities:
  Decrease (increase) in restricted cash...............            692             1,634          (1,060)
  Proceeds from long-term borrowings...................        840,338           501,941         324,707
  Reduction of long-term obligations...................       (156,001)         (136,434)       (232,864)
  Debt issuance costs..................................        (12,879)           (6,810)         (2,779)
  Decrease in short-term borrowings, net...............             --                --         (73,565)
  Common stock transactions............................          8,219           112,979           5,687
  Treasury stock transactions..........................       (247,963)               --              --
                                                           -----------         ---------       ---------
Net cash provided by financing activities..............        432,406           473,310          20,126
                                                           -----------         ---------       ---------
Effect of exchange rate changes on cash................         (1,350)              (76)             --
                                                           -----------         ---------       ---------
Net increase in cash and cash equivalents..............          1,131           116,732          63,832
Cash and cash equivalents, beginning of period.........        197,312            80,580          16,748
                                                           -----------         ---------       ---------
Cash and cash equivalents, end of period...............    $   198,443         $ 197,312       $  80,580
                                                           ===========         =========       =========

  The accompanying notes are an integral part of these consolidated financial statements.

                             NABORS INDUSTRIES LTD.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                    ACCUMULATED OTHER
                                                                   COMPREHENSIVE INCOME
                                                               ----------------------------
                                                                 UNREALIZED
                               COMMON STOCK       CAPITAL IN   GAINS (LOSSES)   CUMULATIVE                              TOTAL
                            -------------------   EXCESS OF    ON MARKETABLE    TRANSLATION   RETAINED   TREASURY   STOCKHOLDERS'
                            SHARES    PAR VALUE   PAR VALUE      SECURITIES     ADJUSTMENT    EARNINGS    STOCK        EQUITY
(IN THOUSANDS)              -------   ---------   ----------   --------------   -----------   --------   --------   -------------
Balances, December 31,
  1998....................  101,382    $10,138    $  394,562      $ (3,129)       $(7,854)    $478,569   $(4,817)    $  867,469
                            -------    -------    ----------      --------        -------     --------   -------     ----------
Comprehensive income:
  Net income..............                                                                      27,704                   27,704
  Translation
    adjustment............                                                          1,541                                 1,541
  Unrealized gains on
    marketable securities,
    net of income taxes:
    Unrealized holding
      gains arising during
      the period, net of
      income taxes of
      $4,698..............                                           7,999                                                7,999
    Less: reclassification
      adjustment for gains
      included in net
      income, net of
      income taxes of
      $1,401..............                                          (2,385)                                              (2,385)
                            -------    -------    ----------      --------        -------     --------   -------     ----------
        Total
          comprehensive
          income..........       --         --            --         5,614          1,541       27,704        --         34,859
                            -------    -------    ----------      --------        -------     --------   -------     ----------
Issuance of common shares
  for stock options
  exercised...............      633         63         6,282                                                              6,345
Issuance of common shares
  in connection with the
  Bayard acquisition......    6,167        617        74,230                                                             74,847
Issuance of common shares
  in connection with the
  Pool acquisition........   19,743      1,974       282,879                                                            284,853
Return and retirement of
  common shares held in
  escrow in connection
  with the Adcor
  acquisition.............      (12)        (1)            1                                                                 --
Conversion of 5% notes,
  net of issuance costs...    9,508        951       169,436                                                            170,387
Tax effect of stock option
  deductions..............                            31,314                                                             31,314
                            -------    -------    ----------      --------        -------     --------   -------     ----------
        Subtotal..........   36,039      3,604       564,142            --             --           --        --        567,746
                            -------    -------    ----------      --------        -------     --------   -------     ----------
Balances, December 31,
  1999....................  137,421    $13,742    $  958,704      $  2,485        $(6,313)    $506,273   $(4,817)    $1,470,074
                            -------    -------    ----------      --------        -------     --------   -------     ----------
Comprehensive income:
  Net income..............                                                                     137,356                  137,356
  Translation
    adjustment............                                                         (2,490)                               (2,490)
  Unrealized gains on
    marketable securities,
    net of income taxes:
    Unrealized holding
      gains arising during
      the period, net of
      income taxes of
      $13,771.............                                          23,448                                               23,448
    Less: reclassification
      adjustment for gains
      included in net
      income, net of
      income taxes of
      $5,894..............                                         (10,036)                                             (10,036)
                            -------    -------    ----------      --------        -------     --------   -------     ----------
        Total
          comprehensive
          income..........       --         --            --        13,412         (2,490)     137,356        --        148,278
                            -------    -------    ----------      --------        -------     --------   -------     ----------
Issuance of common shares
  for stock options
  exercised...............    9,664        966       110,532                                                            111,498
Issuance of common shares
  in connection with the
  Bayard warrants
  exercised...............       70          7         1,636                                                              1,643
Tax effect of stock option
  deductions..............                            75,137                                                             75,137
Other.....................                              (162)                                                              (162)
                            -------    -------    ----------      --------        -------     --------   -------     ----------
        Subtotal..........    9,734        973       187,143            --             --           --        --        188,116
                            -------    -------    ----------      --------        -------     --------   -------     ----------
Balances, December 31,
  2000....................  147,155    $14,715    $1,145,847      $ 15,897        $(8,803)    $643,629   $(4,817)    $1,806,468
                            -------    -------    ----------      --------        -------     --------   -------     ----------

                             NABORS INDUSTRIES LTD.

                                                                     ACCUMULATED OTHER
                                                                    COMPREHENSIVE INCOME
                                                                ----------------------------
                                                                  UNREALIZED
                                COMMON STOCK       CAPITAL IN   GAINS (LOSSES)   CUMULATIVE
                             -------------------   EXCESS OF    ON MARKETABLE    TRANSLATION    RETAINED    TREASURY
                             SHARES    PAR VALUE   PAR VALUE      SECURITIES     ADJUSTMENT     EARNINGS      STOCK
(IN THOUSANDS)               -------   ---------   ----------   --------------   -----------   ----------   ---------
Balances, December 31,
  2000.....................  147,155    $14,715    $1,145,847      $15,897         $(8,803)    $  643,629   $  (4,817)
                             -------    -------    ----------      -------         -------     ----------   ---------
Comprehensive income:
  Net income...............                                                                       357,450
  Translation adjustment...                                                           (347)
  Unrealized losses on
    marketable securities,
    net of income taxes:
    Unrealized holding
      losses arising during
      the period, net of
      income tax benefit of
      $1,560...............                                         (2,657)
    Less: reclassification
      adjustment for losses
      included in net
      income, net of income
      tax benefit of
      $488.................                                           (830)
                             -------    -------    ----------      -------         -------     ----------   ---------
        Total comprehensive
          income...........       --         --            --       (3,487)           (347)       357,450          --
                             -------    -------    ----------      -------         -------     ----------   ---------
Issuance of common shares
  for stock options
  exercised................      556         56         8,163
Tax effect of stock option
  deductions...............                           (62,474)
Repurchase of common
  shares...................                                                                                  (247,963)
                             -------    -------    ----------      -------         -------     ----------   ---------
        Subtotal...........      556         56       (54,311)          --              --             --    (247,963)
                             -------    -------    ----------      -------         -------     ----------   ---------
Balances, December 31,
  2001.....................  147,711    $14,771    $1,091,536      $12,410         $(9,150)    $1,001,079   $(252,780)
                             -------    -------    ----------      -------         -------     ----------   ---------


                                 TOTAL
                             STOCKHOLDERS'
                                EQUITY
(IN THOUSANDS)               -------------
Balances, December 31,
  2000.....................   $1,806,468
                              ----------
Comprehensive income:
  Net income...............      357,450
  Translation adjustment...         (347)
  Unrealized losses on
    marketable securities,
    net of income taxes:
    Unrealized holding
      losses arising during
      the period, net of
      income tax benefit of
      $1,560...............       (2,657)
    Less: reclassification
      adjustment for losses
      included in net
      income, net of income
      tax benefit of
      $488.................         (830)
                              ----------
        Total comprehensive
          income...........      353,616
                              ----------
Issuance of common shares
  for stock options
  exercised................        8,219
Tax effect of stock option
  deductions...............      (62,474)
Repurchase of common
  shares...................     (247,963)
                              ----------
        Subtotal...........     (302,218)
                              ----------
Balances, December 31,
  2001.....................   $1,857,866
                              ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                             NABORS INDUSTRIES LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  RECENT CORPORATE REORGANIZATION

     Effective June 24, 2002, Nabors Industries Ltd., a Bermuda exempted company (Nabors), became the successor to Nabors Industries, Inc., a Delaware corporation (Nabors Delaware), following a corporate reorganization. The reorganization was accomplished through the merger of an indirect, newly formed Delaware subsidiary owned by Nabors into Nabors Delaware. Nabors Delaware was the surviving company in the merger and became a wholly-owned, indirect subsidiary of Nabors. Upon consummation of the merger, all outstanding shares of Nabors Delaware common stock automatically converted into the right to receive Nabors common shares, with the result that the shareholders of Nabors Delaware on the date of the merger became the shareholders of Nabors. Nabors and its subsidiaries continue to conduct the businesses previously conducted by Nabors Delaware and its subsidiaries. The reorganization has been accounted for as a reorganization of entities under common control and accordingly, it did not result in any changes to the consolidated amounts of assets, liabilities and stockholders' equity.

  NATURE OF OPERATIONS

     Nabors is the largest land drilling contractor in the world, with over 550 land drilling rigs. Nabors conducts oil, gas and geothermal land drilling operations in the US Lower 48 states, Alaska and Canada, and internationally, primarily in South and Central America, the Middle East and Africa. Nabors also is one of the largest land well-servicing and workover contractors in the United States. We own approximately 745 land workover and well-servicing rigs, primarily in the southwestern and western United States and approximately 40 well-servicing and workover rigs in certain international markets. Nabors also is a leading provider of offshore platform workover and drilling rigs. Nabors markets 42 platform, 16 jackup and three barge rigs in the Gulf of Mexico and international markets. These rigs provide well-servicing, workover and drilling services. We also own and operate a net of nine rigs through an international joint venture in Saudi Arabia (giving effect to Nabors' 50% interest in the venture's 18 rigs).

     To further supplement our primary business, we offer a number of ancillary well-site services, including oilfield management, engineering, transportation, construction, maintenance, well logging and other support services, in selected domestic and international markets. Our land transportation and hauling fleet includes 240 rig and oilfield equipment hauling tractor-trailers and a number of cranes, loaders and light-duty vehicles. We also maintain over 290 fluid hauling trucks, approximately 700 fluid storage tanks, eight saltwater disposal wells and other auxiliary equipment used in domestic drilling and well-servicing operations. In addition, we market a fleet of 30 marine transportation and supply vessels primarily in the Gulf of Mexico that provides transportation of drilling materials, supplies and crews for offshore rig operations and support for other offshore operations and we manufacture and lease or sell top drives for a broad range of drilling rig applications, rig instrumentation and data collection equipment, and rig reporting software.

     Our businesses depend to a large degree on the level of capital spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained increase or decrease in the price of natural gas or oil, which could have a material impact on exploration, development and production activities, also could materially affect our financial position, results of operations and cash flows.

  PRINCIPLES OF CONSOLIDATION

     Our consolidated financial statements include the accounts of Nabors and all majority-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation. Certain immaterial reclassifications have been made to prior years to conform to current period presentation, with no effect on our consolidated financial position, results of operations or cash flows.

                             NABORS INDUSTRIES LTD.

     Investments in entities where we have the ability to exert significant influence, but where we do not control their operating and financial policies, are accounted for using the equity method. Our share of the net income of these entities is recorded as earnings from unconsolidated affiliates in the consolidated statements of income, and our investment in these entities is carried as a single amount in the consolidated balance sheets.

     Although Nabors had a majority voting interest (51%) in an Argentine entity prior to January 1, 2001, Nabors' ability to control the entity's operations was restricted by certain substantive participating rights granted to the minority shareholder. These rights included the unanimous approval of operating and capital budgets by the board of directors, which included two representatives of the minority shareholder. Additionally, the general manager of the entity was subject to approval by the minority shareholder. Accordingly, we accounted for this entity using the equity method of accounting prior to January 1, 2001, since such participating rights allowed the minority shareholder to effectively participate in decisions made in the ordinary course of business. On January 1, 2001, we acquired the remaining 49% of this Argentine operation, and therefore we have consolidated these operations from that date (Note 2).

     Investments in net assets of affiliated entities accounted for using the equity method totaled $55.1 million and $47.3 million as of December 31, 2001 and 2000, respectively, and are included in other long-term assets in the consolidated balance sheet.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include demand deposits and various other short-term investments with original maturities of three months or less.

  MARKETABLE SECURITIES

     Marketable securities consist of equity securities, certificates of deposit, corporate debt securities, US Government debt securities, government agencies debt securities, foreign government debt securities, mortgage-backed debt securities, mortgage-CMO debt securities and asset-backed debt securities. Securities classified as available-for-sale or trading are stated at fair value. Unrealized holding gains and losses for available-for-sale securities are excluded from earnings and, until realized, are reported net of taxes in a separate component of stockholders' equity. Unrealized and realized gains and losses on securities classified as trading are reported in earnings currently.

     In computing realized gains and losses on the sale of equity securities, the specific identification method is used. In accordance with this method, the cost of the equity securities sold is determined using the specific cost of the security when originally purchased.

  INVENTORY AND SUPPLIES

     Inventory and supplies are composed of replacement parts and supplies held for use in our drilling operations and top drives and drilling instrumentation systems manufactured by our subsidiaries for resale. Inventory and supplies are valued at the lower of weighted average cost or market value.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment, including renewals and betterments, are stated at cost, while maintenance and repairs are expensed currently. Interest costs applicable to the construction of qualifying assets are capitalized as a component of the cost of such assets. We provide for the depreciation of our drilling and workover rigs using the units-of-production method over an approximate 4,900-day period, with the exception of our jackup rigs which are depreciated over an 8,030-day period, after provision for salvage value. When our drilling and workover rigs are not operating, a depreciation charge is provided

                             NABORS INDUSTRIES LTD.

using the straight-line method over an assumed depreciable life of 20 years, with the exception of our jackup rigs, where a 30-year depreciable life is used. Effective October 1, 2001, we changed the depreciable lives of our drilling and workover rigs from 4,200 to 4,900 active days, our jackup rigs from 4,200 to 8,030 active days and certain other drilling equipment lives, to better reflect the estimated useful lives of these assets. The effect of this change in accounting estimate was accounted for on a prospective basis beginning October 1, 2001 and increased net income by approximately $5.5 million ($.03 per diluted share) for 2001.

     Depreciation on buildings, well-servicing rigs, oilfield hauling and mobile equipment, marine transportation and supply vessels, and other machinery and equipment is computed using the straight-line method over the estimated useful life of the asset after provision for salvage value (buildings -- 10 to 30 years; well-servicing rigs -- 15 to 25 years; marine transportation and supply vessels -- 15 to 25 years; oilfield hauling and mobile equipment and other machinery and equipment -- 3 to 10 years). Amortization of capitalized leases is included in depreciation and amortization expense. Upon retirement or other disposal of fixed assets, the cost and related accumulated depreciation are removed from the respective accounts and any gains or losses are included in our results of operations.

     We review our assets for impairment when events or changes in circumstances indicate that the net book values of equipment may not be recovered over their remaining service lives. Provisions for asset impairment are charged to income when the sum of estimated future cash flows, on an undiscounted basis, is less than the asset's net book value. Impairment charges are recorded based on discounted cash flows. There were no impairment losses during the years ended December 31, 2001, 2000 and 1999.

  GOODWILL

     Goodwill represents the cost in excess of fair value of the net assets of companies acquired (Note 2). Prior to January 1, 2002, goodwill was amortized using the straight-line method over 30 years and was recorded net of accumulated amortization of $16.1 million and $8.9 million as of December 31, 2001 and 2000, respectively. Effective January 1, 2002, we adopted Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 supersedes APB Opinion No. 17, which stated that goodwill acquired as a result of a purchase method business combination and all other intangible assets are subject to amortization. APB No. 17 also mandated a maximum period of 40 years for that amortization. SFAS No. 142 presumes that all goodwill and intangible assets that have indefinite useful lives will not be subject to amortization, but rather will be tested at least annually for impairment. In addition, the standard provides specific guidance on how to determine and measure goodwill impairment. Intangible assets that have finite useful lives will continue to be amortized over their useful lives, but without the constraint of a 40-year maximum amortization period.

  INCOME TAXES

     We do not provide US income and foreign withholding taxes on unremitted earnings of our international subsidiaries as such earnings are considered permanently reinvested. Unremitted earnings totaled approximately $212.0 million and $125.0 million as of December 31, 2001 and 2000, respectively. It is not practicable to estimate the amount of deferred income taxes associated with these unremitted earnings.

     Nabors realizes an income tax benefit associated with certain stock options issued under its stock option plans. This benefit results in a reduction in income taxes payable and an increase in capital in excess of par value.

                             NABORS INDUSTRIES LTD.

  REVENUE RECOGNITION

     Revenues and costs on daywork contracts are recognized daily as the work progresses, and revenues and costs applicable to footage and turnkey contracts are recognized when the well is completed (completed contract method). For certain contracts, we receive lump-sum payments for the mobilization of rigs and other drilling equipment. Revenues earned, net of direct costs incurred for the mobilization, are deferred and recognized over the term of the related drilling contract. Costs incurred to relocate rigs and other drilling equipment to areas in which a contract has not been secured are expensed as incurred.

     Nabors recognizes revenue for those top drives and instrumentation systems it manufactures for third parties when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with the terms of the agreement, title and risk of loss have been transferred, collectibility is probable and pricing is fixed and determinable.

  FOREIGN CURRENCY TRANSLATION

     For certain foreign subsidiaries such as those in Canada and Saudi Arabia, the local currency is the functional currency and therefore translation gains or losses associated with foreign-denominated monetary accounts are accumulated in a separate section of stockholders' equity. For our other international subsidiaries, the US dollar is the functional currency and therefore, transaction gains and losses are included in our results of operations.

  REVISED PRESENTATION

     We revised the presentation of our consolidated statements of income to the single-step format during 2000. For comparative purposes, we have revised the presentation of the comparable prior year period. Also, in the second quarter of 2002, we revised our consolidated statements of income to comply with the requirements of SFAS No. 145 and Emerging Issues Task Force (EITF) No. 01-14, as more fully discussed below in "Recent Accounting Pronouncements."

  STOCK-BASED COMPENSATION

     We account for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of Nabors common stock at the date of grant over the amount an employee must pay to acquire the common stock. We grant options at prices equal to the market price of our stock on the date of grant and therefore do not record compensation costs related to these grants.

                             NABORS INDUSTRIES LTD.

  SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental cash flow information for 2001, 2000 and 1999 is as follows:

                                                          YEAR ENDED DECEMBER 31,
                                                       ------------------------------
                                                         2001      2000       1999
(IN THOUSANDS)                                         --------   -------   ---------
Cash paid for income taxes...........................  $ 82,831   $10,619   $   9,506
Cash paid for interest, net of capitalized
  interest...........................................    24,614    32,796      25,201
Acquisition of businesses:
  Fair value of assets acquired......................   111,106        --     734,335
  Goodwill...........................................    12,837        --     162,700
  Liabilities assumed or created.....................   (54,372)       --    (500,235)
  Common stock of acquired company previously
     owned...........................................        --        --     (26,463)
  Equity consideration issued........................        --        --    (359,700)
                                                       --------   -------   ---------
  Cash paid for acquisitions.........................    69,571        --      10,637
  Cash acquired in acquisitions......................    (3,219)       --     (16,969)
                                                       --------   -------   ---------
  Cash paid (received) for acquisitions, net.........  $ 66,352   $    --   $  (6,332)
                                                       --------   -------   ---------

  FINANCIAL INSTRUMENTS AND RISK CONCENTRATION

     The fair value of our fixed rate long-term debt is estimated based on quoted market prices. The book and fair values of our long-term debt, including the current portion, are as follows:

                                                           DECEMBER 31,
                                         -------------------------------------------------
                                                  2001                      2000
                                         -----------------------   -----------------------
                                         BOOK VALUE   FAIR VALUE   BOOK VALUE   FAIR VALUE
(IN THOUSANDS)                           ----------   ----------   ----------   ----------
$1.381 billion zero coupon convertible
  senior debentures, due 2021..........  $  746,783   $  668,151    $     --     $     --
$825 million zero coupon convertible
  senior debentures, due 2020..........     477,132      474,669     508,566      622,463
6.8% senior unsecured notes............     300,000      315,150     300,000      302,040
8.625% senior subordinated notes.......      42,165       45,391      42,165       44,062
Other long-term obligations............       4,046        4,046       7,600        7,600
                                         ----------   ----------    --------     --------
                                         $1,570,126   $1,507,407    $858,331     $976,165
                                         ==========   ==========    ========     ========

  Foreign Currency Risk

     We operate in a number of international areas and are involved in transactions denominated in currencies other than US dollars, which exposes us to foreign exchange rate risk. The most significant exposures arise in connection with our operations in Canada and Saudi Arabia, which usually are substantially unhedged. There may be additional exposure from long-term Riyal-denominated contracts in Saudi Arabia which are being converted to US dollar-denominated contracts upon renewal.

     We have an operation in Argentina that is not significant to our overall profitability. Our Argentina operation contributed approximately 1% of our revenues and less than 1% of our income before income taxes in 2001. As a result of the financial crisis in Argentina, the Argentine government allowed their currency, the peso, to float beginning in January 2002. The peso, which had been pegged to the US dollar

                             NABORS INDUSTRIES LTD.

for several years, devalued approximately 115% through February 2002. The impact of the devaluation on our results was insignificant as we have an immaterial peso-denominated net liability.

     At various times, we utilize local currency borrowings (foreign currency denominated debt) and the payment structure of customer contracts to selectively hedge exposure to exchange rate fluctuations in connection with monetary assets, liabilities and cash flows denominated in certain foreign currencies. We do not hold or issue forward exchange contracts or other derivative instruments for speculative purposes. (A foreign exchange contract is a foreign currency transaction, defined as an agreement to exchange different currencies at a given date and at a specified rate.)

  Credit Risk

     Our financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash equivalents, investments in marketable securities and accounts receivable. Cash equivalents such as deposits and temporary cash investments are held by major banks or investment firms. Our investments in marketable securities are managed within established guidelines which limit the amounts that may be invested with any one issuer. We believe that the credit risk in such instruments is minimal. In addition, our trade receivables are with a variety of domestic, international and national oil and gas companies. Management considers this credit risk to be limited due to the financial resources of these companies.

  Marketable Security Price Risk

     We maintain an investment portfolio of marketable securities that potentially exposes us to price risk. The marketable securities are carried at fair market value and include $4.8 million in securities classified as trading and $715.4 million in securities classified as available-for-sale as of December 31, 2001.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the balance sheet date and the amounts of revenues and expenses recognized during the reporting period. Actual results could differ from these estimates. Key estimates used by management include:

     - allowance for doubtful accounts;

     - depreciation and amortization;

     - tax estimates;

     - litigation and insurance reserves;

     - fair values of assets acquired and liabilities assumed.

  RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets.

     SFAS 141 requires all business combinations completed after June 30, 2001, to be accounted for under the purchase method. This standard also establishes for all business combinations consummated after June 30, 2001, specific criteria for the recognition of intangible assets separately from goodwill.

                             NABORS INDUSTRIES LTD.

     SFAS 142 addresses the accounting for goodwill and other intangible assets after an acquisition. The most significant changes made by SFAS 142 are: (1) goodwill and intangible assets with indefinite lives will no longer be amortized; (2) goodwill and intangible assets with indefinite lives must be tested for impairment at least annually; and (3) the amortization period for those intangible assets with finite lives will no longer be limited to 40 years. We adopted SFAS 142 effective January 1, 2002, as required, and will no longer record goodwill amortization expense.

     If the provisions of SFAS 142 had been in effect during the periods prior to January 1, 2002, goodwill amortization would not have been recorded, increasing net income and earnings per share as follows:

                                                          YEAR ENDED DECEMBER 31,
                                                      -------------------------------
                                                        2001        2000       1999
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)              --------    --------    -------
Reported net income.................................  $357,450    $137,356    $27,704
Add back: goodwill amortization, net of related
  income tax benefit................................     4,608       3,540      1,159
                                                      --------    --------    -------
Adjusted net income.................................  $362,058    $140,896    $28,863
                                                      ========    ========    =======
Earnings per share:
  Basic:
     Reported net income............................      2.48         .95        .25
     Goodwill amortization..........................       .03         .03        .01
                                                      --------    --------    -------
     Adjusted net income............................      2.51         .98        .26
                                                      ========    ========    =======
  Diluted:
     Reported net income............................      2.24         .90        .23
     Goodwill amortization..........................       .02         .02        .01
                                                      --------    --------    -------
     Adjusted net income............................      2.26         .92        .24
                                                      ========    ========    =======

     In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Due to the nature of our business, this new accounting pronouncement is not expected to have a significant impact on our reported results of operations or financial position.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Due to the nature of our business, this new accounting pronouncement is not expected to have a significant impact on our reported results of operations or financial position.

     We adopted SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections", effective April 1, 2002. Due to the nature of our business, Accounting Standards Board (FASB) 44, 64 and Amendment of FASB 13 are not applicable. SFAS 145 eliminates SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and states that gains and losses from the extinguishment of debt should be classified as extraordinary items only if they meet the criteria in Accounting Principles Board (APB) Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". APB 30 defines extraordinary items as events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence. Accordingly, we no longer classify gains and losses from extinguishment of debt that are usual

                             NABORS INDUSTRIES LTD.

and frequent as extraordinary items and we reclassified to other income any similar debt extinguishment items that had been reported as extraordinary items in prior accounting periods. In conjunction with adopting SFAS 145 in 2002, we reclassified, for fiscal years 2001 and 2000, the following extraordinary losses to other income with the related income tax component reclassified to income tax expense respectively: $9.6 million, net of taxes of $5.7 million, and $1.9 million, net of taxes of $1.1 million, respectively. These reclassifications had no impact on net income.

     We adopted EITF No. 01-14, "Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred", in the current quarter. Previously, we recognized reimbursements received as a reduction to the related direct costs. EITF 01-14 requires that reimbursements received be included in operating revenues and "out-of-pocket" expenses be included in direct costs. Accordingly, reimbursements received from our customers have been reclassified to revenues for all periods presented. The effect of adopting EITF 01-14 resulted in the following reclassifications to the annual results for 2001, 2000 and 1999: operating revenues and direct costs were increased from previously reported amounts by $70.0 million, $50.3 million and $27.9 million, respectively. These reclassifications had no impact on net income.

2.  ACQUISITIONS

     On November 13, 2001, we completed our acquisition of Command Drilling Corporation in which we purchased all of Command's common stock at $3.35 per share for a total purchase price of $102.3 million Canadian ($65.1 million US dollars). Command owned 15 rigs that operate in the Canadian Rockies and increased our existing Canadian fleet to 52 rigs. The Command acquisition was accounted for using the purchase method of accounting and, accordingly, Command's results of operations have been included in our consolidated financial statements commencing on the effective date of the acquisition. The purchase price for the Command acquisition has been initially allocated based on preliminary estimates of the fair market value of the assets acquired and the liabilities assumed as of the acquisition date. The purchase price allocation for the Command acquisition is subject to adjustment as additional information becomes available and will be finalized during 2002. The preliminary purchase price allocated for the Command acquisition resulted in goodwill of approximately $8.2 million.

     On January 1, 2001, we purchased our partner's 49% interest in the Argentina operation for $4.5 million and we now own 100% of the operation. The acquisition was accounted for using the purchase method of accounting and, accordingly, its results of operations have been included in our consolidated financial statements commencing on the effective date of the acquisition. The purchase price was allocated based on estimates of the fair market value of the assets acquired and the liabilities assumed as of the acquisition date and resulted in goodwill of approximately $4.7 million.

     During November 1999, we completed our acquisition of Pool Energy Services Co. Each of the approximately 19.2 million shares of Pool not owned by Nabors prior to the merger was exchanged for 1.025 shares of our common stock (approximately 19.7 million shares). Pool owned five drilling rigs in Alaska, 57 drilling and workover and well-servicing rigs in international areas (including 39 rigs operated through joint ventures), 22 offshore platform drilling rigs in the Gulf of Mexico, and 650 active and 104 stacked workover and well-servicing rigs in the United States. Pool also owned and operated 27 marine transportation and supply vessels, more than 300 fluid hauling trucks and a large number of fluid storage tanks.

     During April 1999, we completed our acquisition of Bayard Drilling Technologies, Inc. Each of the approximately 18.3 million shares of Bayard common stock was exchanged for .3375 shares of our common stock and $.30 per share in cash (approximately 6.2 million shares and $5.5 million in cash in the aggregate). The acquisition of Bayard added 87 drilling rigs, 73 of which were actively marketed. The majority of the rigs were located in Oklahoma and south Texas, with the balance of the fleet located

                             NABORS INDUSTRIES LTD.

throughout east Texas and Louisiana. In addition, Bayard had a significant inventory of new component equipment including drill pipe, engines and high horsepower mud pumps. Bayard also owned and operated a fleet of oilfield hauling equipment.

     The Pool and Bayard acquisitions were accounted for using the purchase method of accounting and, accordingly, Pool's and Bayard's results of operations have been included in our consolidated financial statements commencing on the effective date of each respective acquisition. The purchase price for both the Pool and Bayard acquisitions was allocated based on estimates of the fair market value of the assets acquired and the liabilities assumed as of the respective acquisition dates and resulted in goodwill of approximately $161.3 million and $27.7 million, respectively, which was amortized on a straight-line basis over 30 years prior to our January 1, 2002 adoption of SFAS 142.

     The following unaudited pro forma summary of financial information presents our consolidated statements of income as if the acquisitions of Pool and Bayard had occurred as of January 1, 1999, after including the impact of certain adjustments including: (1) the elimination of nonrecurring merger-related costs,
(2) reduced depreciation expense reflecting the reduction in value assigned to property, plant and equipment, (3) increased amortization of goodwill, (4) reduced interest expense associated primarily with the elimination of certain financing costs and (5) the related income tax effects of these adjustments.

     The pro forma financial information presented is only for those acquisitions that are considered material to us and it does not purport to indicate: (1) what the combined results of operations would have been had the acquisitions occurred at the beginning of the periods presented or (2) the results of operations that may be obtained in the future. Additionally, the pro forma financial information presented does not reflect any anticipated cost savings resulting from the integration of Nabors', Pool's and Bayard's operations.

                                                                    YEAR ENDED
                                                                 DECEMBER 31, 1999
                                                              -----------------------
                                                                  AS
                                                               REPORTED     PRO FORMA
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                      -----------   ---------
Operating revenues and Earnings from unconsolidated
  affiliates................................................   $670,186     $977,916
                                                               --------     --------
Net income..................................................   $ 27,704     $ 15,759
                                                               --------     --------
Net income per diluted share................................   $    .23     $    .11
                                                               --------     --------
Weighted average number of diluted shares outstanding.......    120,449      141,757
                                                               --------     --------

     During November 1999, we purchased the remaining 50% of our US Lower 48 transportation joint venture from our partner for approximately $5.1 million in cash and recorded approximately $2.8 million of goodwill.

                             NABORS INDUSTRIES LTD.

3.  CASH AND CASH EQUIVALENTS AND MARKETABLE SECURITIES

     Our cash and cash equivalents, short-term and long-term marketable securities consist of the following:

                                                             DECEMBER 31, 2001
                                              ------------------------------------------------
                                                           GROSS UNREALIZED   GROSS UNREALIZED
                                              FAIR VALUE    HOLDING GAINS      HOLDING LOSSES
(IN THOUSANDS)                                ----------   ----------------   ----------------
Cash and cash equivalents...................   $198,443        $    --             $  --
Trading:
  Equity securities.........................      4,826          1,704                --
Available-for-sale:
  Equity securities.........................     51,727          6,805              (734)
  Corporate debt securities.................    276,097          6,977                --
  US Government debt securities.............     20,263            323                --
  Government agencies debt securities.......     91,727          1,795                --
  Foreign government debt securities........     15,895            427                --
  Mortgage-backed debt securities...........      1,772             28                --
  Mortgage-CMO debt securities..............      3,620             88                --
  Asset-backed debt securities..............    254,267          4,018                --
                                               --------        -------             -----
                                               $918,637        $22,165             $(734)
                                               ========        =======             =====

                                                             DECEMBER 31, 2000
                                              ------------------------------------------------
                                                           GROSS UNREALIZED   GROSS UNREALIZED
                                              FAIR VALUE    HOLDING GAINS      HOLDING LOSSES
(IN THOUSANDS)                                ----------   ----------------   ----------------
Cash and cash equivalents...................   $197,312        $    --            $    --
Trading:
  Equity securities.........................      5,500          2,378                 --
Available-for-sale:
  Equity securities.........................     80,370         24,955               (700)
  Certificates of deposit...................     10,017             12                 --
  Corporate debt securities.................    154,904          1,170             (1,067)
  US Government debt securities.............     17,648            175                 --
  Mortgage-backed debt securities...........     11,584             60                 --
  Asset-backed debt securities..............     73,618            576                 --
                                               --------        -------            -------
                                               $550,953        $29,326            $(1,767)
                                               ========        =======            =======

                             NABORS INDUSTRIES LTD.

     The estimated fair value of our corporate, US Government, Government agencies, foreign government, mortgage-backed, mortgage-CMO and asset-backed debt securities at December 31, 2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to repay obligations without prepayment penalties and we may elect to sell the securities prior to the maturity date.

                                                                 ESTIMATED
                                                                 FAIR VALUE
                                                                    2001
(IN THOUSANDS)                                                 --------------
Debt securities:
  Due in one year or less...................................      $287,716
  Due after one year through five years.....................       375,925
                                                                  --------
                                                                  $663,641
                                                                  ========

     We recorded unrealized holding (losses) gains on equity securities classified as trading totaling $(.7) million, $2.7 million and $1.3 million during 2001, 2000 and 1999, respectively.

     During 2000, we received $.4 million of proceeds and realized net gains of $.2 million resulting from the sale of certain investments in equity securities classified as trading.

     We received proceeds of $163.1 million, $42.5 million and $6.6 million and realized net gains totaling $.2 million, $15.9 million and $2.4 million resulting from the sale of certain investments in marketable securities classified as available-for-sale during 2001, 2000 and 1999, respectively.

4.  PROPERTY, PLANT AND EQUIPMENT

     The major components of property, plant and equipment are as follows:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2001         2000
(IN THOUSANDS)                                                ----------   ----------
Land........................................................  $   14,756   $   14,149
Buildings...................................................      25,541       22,636
Drilling, workover and well-servicing rigs, and related
  equipment.................................................   2,820,274    2,121,689
Marine transportation and supply vessels....................     161,390      150,636
Oilfield hauling and mobile equipment.......................      78,069       46,781
Other machinery and equipment...............................      36,692       21,015
                                                              ----------   ----------
                                                               3,136,722    2,376,906
Less: accumulated depreciation and amortization.............     703,475      555,514
                                                              ----------   ----------
                                                              $2,433,247   $1,821,392
                                                              ==========   ==========

     Repair and maintenance expense included in direct costs in the consolidated statements of income totaled $223.8 million, $149.6 million and $68.7 million for 2001, 2000 and 1999, respectively.

     Interest costs of $1.6 million, $2.0 million and $.2 million were capitalized during 2001, 2000 and 1999, respectively.

                             NABORS INDUSTRIES LTD.

5.  INVESTMENTS IN UNCONSOLIDATED AFFILIATES

     Our principal operations accounted for using the equity method include a construction operation (40%) and a logistics operation (50%) in Alaska, and drilling and workover operations located in Saudi Arabia (50%). During 2000, we also owned a 51% interest in a drilling and workover operation in Argentina which we accounted for using the equity method. On January 1, 2001 we purchased our partner's 49% interest in the Argentina operation and we now own 100% of the operation (Note 2). As a result, effective January 1, 2001, we included this operation in our consolidated financial statements.

     Combined condensed financial data for investments in unconsolidated affiliates accounted for using the equity method of accounting is summarized as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2000
(IN THOUSANDS)                                                --------   --------
Current assets..............................................  $ 73,037   $ 67,701
Long-term assets............................................   111,854    114,319
Current liabilities.........................................    33,142     31,790
Long-term liabilities.......................................    40,722     47,044
                                                              --------   --------

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2000
(IN THOUSANDS)                                                --------   --------
Gross revenues..............................................  $285,505   $292,472
Gross margin................................................    73,532     82,273
Net income..................................................    51,421     53,272
Nabors' Earnings from unconsolidated affiliates(1)..........    36,887     37,490
                                                              --------   --------

---------------

(1) Differences between the equity in earnings of unconsolidated affiliates reported by Nabors and our proportionate share of the combined earnings of the related unconsolidated affiliates have resulted principally from accounting differences in the recognition of income and the elimination of intercompany transactions.

6.  SHORT-TERM BORROWINGS AND LETTERS OF CREDIT

     We have available lines of credit with various banks that permit borrowing at interest rates generally not to exceed, at our option, each bank's prime rate or LIBOR (London Interbank Offered Rate), plus .25%. We did not have any short-term borrowings outstanding at December 31, 2001 and 2000.

     We have a $200 million unsecured revolving credit facility with a syndicate of banks. The credit facility is a committed facility with a term of five years that expires on September 5, 2002. Loans under the credit facility bear interest, at our option, at the agent bank's prime rate or LIBOR, plus a margin (.25% at December 31, 2001) that varies depending on our senior unsecured debt rating. A commitment fee (.085% at December 31, 2001) is charged based on the average daily unused portion of the credit facility. The loans are guaranteed by certain subsidiaries of Nabors and contain affirmative and negative covenants regarding, among other things, limitations on liens and maintenance of financial ratios regarding funded debt to capitalization, interest coverage and minimum net worth. The issuance of our $1.381 billion zero coupon convertible senior debentures due 2021 during February 2001 caused a default of the debt to capitalization ratio covenant under our $200 million unsecured revolving credit facility and a related $30 million letter of credit facility. At the time of the default, there were no outstanding borrowings on the $200 million unsecured revolving credit facility. The debt to capitalization ratio covenant has since been

                             NABORS INDUSTRIES LTD.

amended so that we are now in compliance and the default has been waived by the banks in the syndicate and under the letter of credit facility.

     As a result of Nabors' proposed 2002 corporate restructuring (Note 1), we may fail to comply with certain covenants contained in our $200 million credit facility agreement. In light of our current cash position, we do not anticipate having to borrow under this facility for the foreseeable future. However, we intend to seek a waiver related to the potential non-compliant covenants. If no waiver is obtained, we would not be able to borrow under the credit agreement. This credit facility had an original five-year term and expires on September 5, 2002. We plan on replacing this credit facility with a similar facility prior to its maturity date. In addition, this default would cause a cross-default under our $30 million letter of credit facility. We presently intend to seek a waiver related to the potential non-compliant covenants. If no waiver is obtained, we will have to replace this letter of credit facility or cash collateralize such letters of credit. In the event we default on these covenants and we are not successful in obtaining waivers, we do not believe our financial position, results of operations or cash flows would be materially affected.

     Availability and borrowings under the lines of credit are as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2000
(IN THOUSANDS)                                                --------   --------
Lines of credit available...................................  $259,813   $241,332
Letters of credit outstanding...............................   (34,315)   (23,467)
                                                              --------   --------
Remaining availability......................................  $225,498   $217,865
                                                              ========   ========

7.  LONG-TERM OBLIGATIONS

     Long-term obligations consist of the following:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                 2001        2000
(IN THOUSANDS)                                                ----------   --------
$1.381 billion zero coupon convertible senior debentures due
  February 2021.............................................  $  746,783   $     --
$825 million zero coupon convertible senior debentures due
  June 2020.................................................     477,132    508,566
6.8% senior unsecured notes due April 2004..................     300,000    300,000
8.625% senior subordinated notes due April 2008.............      42,165     42,165
Medium-term notes payable, due 2003, at 9%(1)...............       4,046      7,600
                                                              ----------   --------
                                                               1,570,126    858,331
Less: current portion.......................................       2,510      3,554
                                                              ----------   --------
                                                              $1,567,616   $854,777
                                                              ==========   ========

---------------

(1) These obligations are collateralized by specific assets financed with the related proceeds. The aggregate net book value of such assets approximated $4.5 million and $4.7 million as of December 31, 2001 and 2000, respectively.

     During February 2001, we completed a private placement of zero coupon convertible senior debentures due 2021. On issuance, the aggregate principal amount of the debentures at maturity totaled $1.381 billion. The debentures were issued at a discount with net proceeds to Nabors, after expenses, totaling approximately $828.0 million. The original issue price of the debentures was $608.41 per $1,000

                             NABORS INDUSTRIES LTD.

principal amount at maturity. The yield to maturity of the debentures is 2.5% compounded semi-annually with no periodic cash payments of interest.

     At the holder's option, the debentures can be converted, at any time prior to maturity or their earlier redemption, into Nabors common stock, at a conversion rate of 7.0745 shares per $1,000 principal amount at maturity. The conversion rate is subject to adjustment under formulae as set forth in the indenture (the agreement governing the terms of the debt) in certain events, including: (1) the issuance of Nabors common stock as a dividend or distribution on the common stock; (2) certain subdivisions and combinations of the common stock; (3) the issuance to all holders of common stock of certain rights or warrants to purchase common stock; (4) the distribution of capital stock, other than Nabors common stock to Nabors' stockholders, or evidences of Nabors' indebtedness or of assets; and (5) distribution consisting of cash, excluding any quarterly cash dividend on the common stock to the extent that the aggregate cash dividend per share of common stock in any quarter does not exceed certain amounts. Instead of delivering shares of common stock upon conversion of any debentures, we may elect to pay the holder cash for all or a portion of the debentures.

     The debentures can be put to us on February 5, 2006, February 5, 2011 and February 5, 2016 for a purchase price equal to the issue price plus accrued original issue discount to the date of repurchase. We may elect to pay all or a portion of the purchase price in common stock instead of cash, depending upon our cash balances and cash requirements at that time. We do not presently anticipate using stock to satisfy any such future purchase obligation.

     In accordance with the indenture with respect to the debt securities, we cannot redeem the debentures before February 5, 2006, after which, we may redeem all or a portion of the debentures for cash at their accreted value.

     The proceeds from the issuance of the debentures have been invested in cash and marketable securities.

     On May 11, 2001, Nabors' registration statement with respect to resales of these debentures became effective.

     During June 2000, we completed a private placement of zero coupon convertible senior debentures due 2020. On issuance, the aggregate principal amount of the debentures at maturity totaled $825 million. The debentures were issued at a discount with net proceeds to Nabors, after expenses, totaling approximately $495.0 million. The original issue price of the debentures was $608.41 per $1,000 principal amount at maturity. The yield to maturity of the debentures is 2.5% compounded semi-annually with no periodic cash payments of interest.

     At the holder's option, the debentures can be converted, at any time prior to maturity or their earlier redemption, into Nabors common stock at a conversion rate of 10.738 shares per $1,000 principal amount at maturity. The conversion rate is subject to adjustment under formulae as set forth in the indenture in certain events, including: (1) the issuance of Nabors common stock as a dividend or distribution on the common stock; (2) certain subdivisions and combinations of the common stock; (3) the issuance to all holders of common stock of certain rights or warrants to purchase common stock; (4) the distribution of capital stock, other than Nabors common stock, to Nabors' stockholders or evidences of Nabors' indebtedness or of assets; and (5) distribution consisting of cash, excluding any quarterly cash dividend on the common stock to the extent that the aggregate cash dividend per share of common stock in any quarter does not exceed certain amounts. Instead of delivering shares of common stock upon conversion of any debentures, we may elect to pay the holder cash for all or a portion of the debentures.

     The debentures can be put to us on June 20, 2003, June 20, 2008 and June 20, 2013 for a purchase price equal to the issue price plus accrued original issue discount to the date of repurchase. We may elect

                             NABORS INDUSTRIES LTD.

to pay all or a portion of the purchase price in common stock instead of cash, depending upon our cash balances and cash requirements at that time. We do not presently anticipate using stock to satisfy any such future obligations.

     In accordance with the indenture with respect to the debt securities, we cannot redeem the debentures before June 20, 2003, after which, we may redeem all or a portion of the debentures for cash at their accreted value.

     The proceeds from the issuance of the debentures have been invested in cash and marketable securities.

     On September 8, 2000, Nabors' registration statement with respect to resales of these debentures became effective.

     During the third quarter of 2001, we entered into several private transactions with a counterparty to purchase $70 million face value of our $825 million zero coupon convertible senior debentures due 2020 at an average price of $606.07 for each $1,000 face amount of debentures and $181 million face value of our $1.381 billion zero coupon convertible senior debentures due 2021 at an average price of $528.30 for each $1,000 face amount of debentures. Upon settlement of these transactions in December 2001, we paid $139.8 million to the counterparty and recognized a $9.7 million ($.06 per diluted share) gain, net of income taxes of $5.7 million resulting from the repayment of the debentures at less than the amount recorded on our books. The gain was recorded as other income with the related income tax component recorded as income tax expense.

     During March 1999, we issued $325.0 million of 6.8% senior unsecured notes due April 15, 2004. Interest on the notes is payable semi-annually on April 15 and October 15, commencing on October 15, 1999. We can redeem the notes in whole or in part, at any time, at a redemption price equal to the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the date of redemption on a semi-annual basis using the comparable treasury security yield plus 25 basis points together in either case with accrued and unpaid interest. Certain restrictions have been imposed on us as a result of the issuance of the notes, including limitations on the incurrence of liens and certain sale-leaseback transactions. A portion of the proceeds from the issuance of the notes was used to repay certain short-term and long-term borrowings of Nabors, including the repayment of our 9.18% senior secured notes and Bayard's 11% senior notes. During December 2000, we purchased $25.0 million of our 6.8% notes in the open market at 99.85%. We recognized an insignificant gain resulting from the repurchase of the notes for less than the amount recorded on our books.

     Prior to its acquisition by Nabors, Pool had issued 8.625% senior subordinated notes in the aggregate principal amount of $150.0 million. The notes are redeemable at the option of Nabors, in whole or in part, at any time on or after April 1, 2003 at a redemption price equal to 104.313% of the principal amount thereof, plus accrued interest, declining ratably to par on April 1, 2006. As a result of the Pool acquisition, Nabors Holding Company, the successor by merger to Pool, completed a mandatory change of control cash tender offer to purchase the notes due 2008 at a redemption price of 101% in February 2000. When we made the change of control offer, we also solicited the consent of the remaining holders of the notes to amend the terms of the indenture governing the notes to generally conform to the covenants contained in Nabors' 6.8% notes and to add Nabors as a guarantor of the obligations thereunder. Holders of over 75% of the principal amount of the notes consented, the amendments were adopted and the full and unconditional guarantee was entered into as of February 14, 2000. The notes contain certain covenants that, among other things, limit the ability of Nabors to incur additional liens. In addition, during 2000, Nabors Holding Company purchased additional notes in the open market at prices ranging from 100.5% to 102.0%. During 2000, a total of $107.8 million of the notes were acquired as a result of these transactions,

                             NABORS INDUSTRIES LTD.

leaving $42.2 million outstanding as of December 31, 2001. We recognized a $1.9 million ($.01 per share) gain, net of income taxes of $1.2 million during 2000 resulting from the repurchase of the notes for less than the amount recorded on our books.

     Bayard had issued 11% senior notes due 2005 in the principal amount of $100.0 million prior to being acquired by Nabors. During July 1999, we made a cash tender offer to the holders of the notes that expired on August 3, 1999. The price offered was $1,110 per $1,000 note plus interest on such amount from July 2, 1999 to the date of payment, at a per annum rate of 5.0%. In connection with the offer, we acquired the entire issue of notes. As a result of the transaction, we recognized a pre-tax gain of $4.7 million resulting from the repayment of the notes at less than the amount recorded on our books. This gain was netted against the loss on the 9.18% notes described below and was included in our consolidated statements of income as other income.

     On May 28, 1996, we issued $172.5 million of 5% convertible subordinated notes due May 15, 2006. During June 1999, we called these notes for mandatory redemption on July 15, 1999. The redemption price was $1,035 per $1,000 note, together with accrued and unpaid interest from May 15, 1999 to the redemption date. Alternatively, holders of the notes could elect to convert their notes prior to redemption, at a rate of 55.1724 shares of Nabors' common stock per $1,000 note. Holders of $172.3 million aggregate principal amount of the notes elected to convert to 9.5 million shares of common stock. We redeemed the remaining notes for $.2 million. As a result of these transactions, the notes were cancelled during July 1999 and ceased to be outstanding.

     We issued 9.18% notes in the principal amount of $40.0 million to the John Hancock Mutual Life Insurance Company and an affiliate, pursuant to a note purchase agreement dated October 1, 1992. During July 1999, we prepaid the entire $40.0 million aggregate principal amount of these notes due July 31, 2006, at par plus a make-whole premium of approximately $4.5 million. In connection with the transaction, we recognized a pre-tax loss of $4.7 million resulting from the make-whole premium paid and the recognition of certain deferred financing costs.

     During June 1999, we filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission to allow us to offer, from time to time, up to $500.0 million in debt securities, preferred stock, common stock, depository shares or warrants. The Commission declared the registration statement effective on June 28, 1999. We currently have not issued any securities registered under this registration statement.

     As of December 31, 2001, the maturities of long-term obligations for each of the five years after 2001 and thereafter are as follows:

                                                               PAID AT MATURITY
(IN THOUSANDS)                                                 ----------------
2002........................................................      $    2,510
2003........................................................           1,536
2004........................................................         300,000
2005........................................................              --
2006........................................................              --
Thereafter..................................................       1,997,365(1)
                                                                  ----------
                                                                  $2,301,411
                                                                  ==========

---------------

(1) Assuming zero coupon convertible senior debentures are paid at stated maturity-date. If the debentures are put to us on the respective first put dates, we would be required to make payments of $494.9 million in 2003 for the $825 million debentures due 2020 and $826.8 million in 2006 for the $1.381 billion debentures due 2021.

                             NABORS INDUSTRIES LTD.

8.  INCOME TAXES

     Nabors' income tax, reconciled to the US federal income tax using the federal statutory rate, and an analysis of the income tax provision are as follows:

                                                          YEAR ENDED DECEMBER 31,
                                                       ------------------------------
                                                         2001       2000       1999
(IN THOUSANDS)                                         --------   --------   --------
Total pre-tax income(1)..............................  $557,612   $229,743   $ 45,629
                                                       --------   --------   --------
Expected federal income tax using the 35% statutory
  rate...............................................   195,164     80,410     15,970
State income taxes (benefits)........................     5,803      2,078       (416)
Foreign taxes and other..............................      (805)     9,899      2,371
                                                       --------   --------   --------
          Total income tax...........................  $200,162   $ 92,387   $ 17,925
                                                       ========   ========   ========
Analysis of the income tax provision (benefit):
  Current:
     US federal......................................  $ 60,783   $  1,176   $(11,000)
     State...........................................     5,857        844        168
     Foreign.........................................    17,078     17,574      8,354
                                                       --------   --------   --------
                                                         83,718     19,594     (2,478)
                                                       --------   --------   --------
  Deferred:
     US federal......................................   114,629     69,476     19,266
     State...........................................     2,906      2,304       (808)
     Foreign.........................................    (1,091)     1,013      1,945
                                                       --------   --------   --------
                                                        116,444     72,793     20,403
                                                       --------   --------   --------
          Total income tax...........................  $200,162   $ 92,387   $ 17,925
                                                       ========   ========   ========

---------------

(1) Includes foreign income before taxes of $90.6 million, $77.6 million and $48.1 million for 2001, 2000 and 1999, respectively.

                             NABORS INDUSTRIES LTD.

     The components of the Nabors' net deferred tax assets and liabilities are as follows:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                2001        2000
(IN THOUSANDS)                                                ---------   ---------
Deferred tax assets:
  Net operating loss carryforwards..........................  $  45,039   $  99,016
  Accrued liabilities and other.............................     71,152     141,862
  General tax credits.......................................     18,952      15,054
                                                              ---------   ---------
Deferred tax asset..........................................    135,143     255,932
                                                              ---------   ---------
Deferred tax liabilities:
  Excess tax over book depreciation.........................   (390,274)   (316,440)
  Unrealized gain on marketable securities..................     (2,125)     (8,973)
                                                              ---------   ---------
Deferred tax liability......................................   (392,399)   (325,413)
                                                              ---------   ---------
Net deferred tax liability..................................   (257,256)    (69,481)
Less: current asset portion.................................     28,145      27,816
                                                              ---------   ---------
Net deferred tax liability..................................  $(285,401)  $ (97,297)
                                                              =========   =========

     In conjunction with the acquisitions of Command, Pool, Bayard and Peak USA (Note 2), deferred tax assets (liabilities) of $(20.2) million, $(30.9) million, $45.1 million and $(1.9) million, respectively, were recorded in the year of acquisition.

     For US federal income tax purposes, we have net operating loss carryforwards of approximately $86.5 million that, if not utilized, will expire from 2002 to 2023. The net operating loss carryforwards for alternative minimum tax purposes are approximately $53.3 million. There are alternative minimum tax credit carryforwards of $18.9 million available to offset future regular tax liabilities.

     Under US federal tax law, the amount and availability of loss carryforwards (and certain other tax attributes) are subject to a variety of interpretations and restrictive tests applicable to Nabors and our subsidiaries. The utilization of such carryforwards could be limited or effectively lost upon certain changes in ownership. Accordingly, although we believe substantial loss carryforwards are available to us, no assurance can be given concerning such loss carryforwards, or whether or not such loss carryforwards will be available in the future.

9.  CAPITAL STOCK AND STOCK OPTIONS

  CAPITAL STOCK

     During 2001, our Board of Directors authorized the repurchase of up to $400 million of our common stock. In accordance with this authorization, we purchased
6.2 million shares of our common stock for approximately $248.0 million through year end. These shares are now held in treasury.

     At our June 6, 2000 annual meeting, our stockholders approved an increase in our authorized common stock from 200 million to 400 million shares.

     During November 1999, we acquired all of the outstanding shares of Pool in exchange for approximately 19.7 million newly issued shares of Nabors common stock (Note 2).

     During June and July 1999, we issued 9.5 million shares in connection with the conversion of $172.3 million aggregate principal amount of the 5% convertible subordinated notes (Note 7).

                             NABORS INDUSTRIES LTD.

     During April 1999, we acquired all of the outstanding shares of Bayard common stock in exchange for approximately 6.2 million newly issued shares of Nabors common stock (Note 2). We also issued warrants to acquire an aggregate of 133,988 shares of Nabors common stock in exchange for Bayard warrants that had been previously issued to acquire shares of Bayard common stock. Of the warrants issued by Nabors, 37,800 remain outstanding with an exercise price of $21.33 per share and expire May 1, 2003.

     During May 1998, we issued warrants to purchase 200,000 shares at an exercise price of $30.00 per share. The warrants were issued in connection with the New Prospect acquisition and expire on April 30, 2003.

     We are authorized to issue up to 10.0 million shares of preferred stock with a par value of $.10 per share in one or more series, and to fix the powers, designations, preferences and rights to each series. We are also authorized to issue up to 8.0 million shares of Class B stock on the terms provided in Nabors' charter.

     As of December 31, 2001, there were warrants outstanding to purchase 237,800 shares of Nabors common stock at prices ranging from $21.33 per share to $30.00 per share. The remaining warrants expire April 30 and May 1, 2003.

  STOCK OPTION PLANS

     As of December 31, 2001, we have several stock option plans under which options to purchase shares of Nabors common stock may be granted to key officers, directors and managerial employees of Nabors and its subsidiaries. Options granted under the plans are at prices equal to the fair market value of the stock on the date of the grant. Options granted under the plans generally are exercisable in varying cumulative periodic installments after one year. In the case of certain key executives, options granted under the plans are subject to accelerated vesting related to targeted common stock prices, or may vest immediately on the grant date. Options granted under the plans cannot be exercised more than ten years from the date of grant. Options to purchase 6.9 million and 5.5 million shares of Nabors common stock remained available for grant as of December 31, 2001 and 2000, respectively.

                             NABORS INDUSTRIES LTD.

     A summary of stock option transactions is as follows:

                                                                STOCK OPTION
                                                                TRANSACTIONS
                                                              -----------------
                                                                       WEIGHTED
                                                                       AVERAGE
                                                                       EXERCISE
                                                              SHARES    PRICE
(IN THOUSANDS, EXCEPT EXERCISE PRICE)                         ------   --------
Options outstanding as of December 31, 1998.................  18,114    $11.77
  Granted...................................................   5,394     21.95
  Exercised.................................................    (633)    10.04
  Forfeited.................................................    (197)    24.21
                                                              ------    ------
Options outstanding as of December 31, 1999.................  22,678    $14.13
  Granted...................................................   6,199     45.63
  Exercised.................................................  (9,664)    11.54
  Forfeited.................................................    (142)    18.45
                                                              ------    ------
Options outstanding as of December 31, 2000.................  19,071    $25.65
  Granted...................................................     881     53.52
  Exercised.................................................    (556)    14.26
  Forfeited.................................................    (139)    32.56
                                                              ------    ------
Options outstanding as of December 31, 2001.................  19,257    $27.21
                                                              ------    ------

     Of the options outstanding, 17.2 million, 16.8 million and 19.3 million were exercisable at weighted average exercise prices of $26.46, $26.28 and $13.49, as of December 31, 2001, 2000 and 1999, respectively.

     A summary of stock options outstanding at December 31, 2001 is as follows:

                                                                       OPTIONS OUTSTANDING
                                                            ------------------------------------------
                                                                              WEIGHTED        WEIGHTED
                                                                               AVERAGE        AVERAGE
                                                              NUMBER          REMAINING       EXERCISE
                                                            OUTSTANDING   CONTRACTUAL LIFE     PRICE
(IN THOUSANDS, EXCEPT CONTRACTUAL LIFE AND EXERCISE PRICE)  -----------   -----------------   --------
Range of exercise prices:
$ 4.77- 7.16.........................................            317             2.2           $ 6.04
  7.87-11.81.........................................            681             6.8            11.32
 12.20-18.30.........................................          7,709             5.7            12.58
 18.94-28.41.........................................          3,486             7.9            24.82
 28.85-43.28.........................................            346             8.0            36.58
 44.00-67.26.........................................          6,718             6.9            47.36
                                                              ------             ---           ------
                                                              19,257             6.5           $27.21
                                                              ======             ===           ======

                             NABORS INDUSTRIES LTD.

     A summary of stock options exercisable at December 31, 2001 is as follows:

                                                               OPTIONS EXERCISABLE
                                                              ----------------------
                                                                            WEIGHTED
                                                                            AVERAGE
                                                                NUMBER      EXERCISE
                                                              EXERCISABLE    PRICE
(IN THOUSANDS, EXCEPT EXERCISE PRICE)                         -----------   --------
Range of exercise prices:
  $ 4.77- 7.16..............................................       317       $ 6.04
    7.87-11.81..............................................       239        11.00
   12.20-18.30..............................................     7,504        12.53
   18.94-28.41..............................................     3,056        24.84
   28.85-43.28..............................................       242        37.61
   44.00-67.26..............................................     5,871        46.38
                                                                ------       ------
                                                                17,229       $26.46
                                                                ======       ======

     The weighted average fair value of options granted during 2001, 2000 and 1999 was $22.22, $17.37 and $7.12, respectively.

     In accordance with SFAS 123, Accounting for Stock-based Compensation, the fair value of each stock option granted has been estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants during 2001, 2000 and 1999, respectively: risk-free interest rates of 4.74%, 6.01% and 5.76%; dividend yield of 0.0% for all periods; expected life of 3.5 years, 3.5 years and 2.97 years; and volatility of 50.42%, 42.38% and 42.0%.

     Had compensation cost for Nabors' stock-based compensation plans been recognized in accordance with SFAS 123, our net income (loss) and diluted earnings (loss) per share for 2001, 2000 and 1999, would have been $349.1 million and $2.19 per share, $68.4 million and $.45 per share and $(1.7) million and $(.01) per share, respectively. The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1996.

10.  PENSION, POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS

  PENSION PLANS

     In conjunction with the Pool acquisition, Nabors acquired the assets and liabilities of a defined benefit pension plan, the Pool Company Retirement Income Plan. Benefits under the plan are frozen and participants were fully vested in their accrued retirement benefit on December 31, 1998.

                             NABORS INDUSTRIES LTD.

     Summarized information on the Pool pension plan is as follows:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              -----------------
PENSION BENEFITS                                               2001      2000
----------------                                              -------   -------
(IN THOUSANDS)
Change in Benefit Obligation:
  Benefit obligation at beginning of year...................  $13,395   $13,051
  Interest cost.............................................      844       847
  Actuarial (gain) loss.....................................     (129)      117
  Benefit payments..........................................     (568)     (620)
                                                              -------   -------
  Benefit obligation at end of year.........................   13,542    13,395
                                                              -------   -------
Change in Plan Assets:
  Fair value of plan assets at beginning of year............   11,655    12,447
  Actual return on plan assets..............................     (491)     (172)
  Benefit payments..........................................     (568)     (620)
                                                              -------   -------
  Fair value of plan assets at end of year..................   10,596    11,655
                                                              -------   -------
Funded Status:
  Funded status at end of year..............................   (2,946)   (1,740)
  Unrecognized net actuarial loss (gain)....................    1,935       834
                                                              -------   -------
  Net amount recognized.....................................   (1,011)     (906)
                                                              -------   -------
  Net liability recognized..................................  $(1,011)  $  (906)
                                                              =======   =======
Weighted Average Assumptions:
  Weighted average discount rate............................     6.50%     6.50%
  Expected long-term rate of return on plan assets..........     6.50%     6.50%
                                                              -------   -------
Components of net periodic benefit cost:
  Interest cost.............................................  $   844   $   847
  Expected return on plan assets............................     (739)     (799)
                                                              -------   -------
  Net periodic benefit cost.................................  $   105   $    48
                                                              =======   =======

     Certain of Nabors' employees are covered by defined contribution plans. Our contributions to the plans are based on employee contributions and totaled $11.0 million, $7.9 million and $3.9 million for 2001, 2000 and 1999, respectively. Nabors does not provide postemployment benefits to its employees.

  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Prior to the date of the acquisition, Pool provided certain postretirement healthcare and life insurance benefits to eligible retirees who had attained specific age and years of service requirements. Nabors terminated this plan at the date of acquisition, November 24, 1999. A liability of approximately $1.1 million is recorded on our balance sheet at December 31, 2001 to cover the estimated costs of beneficiaries covered by the plan at the date of acquisition.

                             NABORS INDUSTRIES LTD.

11.  COMMITMENTS AND CONTINGENCIES

  OPERATING LEASES

     Nabors and its subsidiaries occupy various facilities and lease certain equipment under various lease agreements. The minimum rental commitments under non-cancelable operating leases, with lease terms in excess of one year subsequent to December 31, 2001, are as follows:

(IN THOUSANDS)
2002........................................................     $14,014
2003........................................................      12,705
2004........................................................      11,325
2005........................................................       6,799
2006........................................................       1,008
Thereafter..................................................         682
                                                                 -------
                                                                 $46,533
                                                                 =======

     The above amounts do not include property taxes, insurance or normal maintenance that the lessees are required to pay. Rental expense relating to operating leases with terms greater than 30 days amounted to $20.3 million, $15.2 million and $5.1 million for 2001, 2000 and 1999, respectively.

  EMPLOYMENT CONTRACTS

     We have entered into employment contracts with certain of our employees. Our minimum salary and bonus obligations under these contracts as of December 31, 2001 are as follows:

(IN THOUSANDS)
2002........................................................      $1,850
2003........................................................       1,850
2004........................................................       1,575
2005........................................................       1,575
2006........................................................       1,575
Thereafter..................................................          --
                                                                  ------
                                                                  $8,425
                                                                  ======

     Pursuant to his employment agreement, we provided an unsecured, non-interest bearing loan of approximately $2.9 million to Nabors' President and Chief Operating Officer. This loan is currently due on September 30, 2006, but renews automatically every year in the event the officer's employment agreement is renewed.

  CAPITAL EXPENDITURES

     As of December 31, 2001, we had outstanding capital expenditure purchase commitments of approximately $32.0 million, primarily for rig-related sustaining capital expenditures.

  CONTINGENCIES

     Nabors is self-insured for certain losses relating to workers' compensation, general liability, property damage and employee medical benefits, generally up to $1.0 million per occurrence. We have purchased stop-loss coverage in order to limit our exposure to these claims. Self-insured losses are accrued based upon our actuarial estimates of the aggregate liability for claims incurred using certain actuarial assumptions followed in the insurance industry and Nabors' historical experience. It is our policy to annually retain an outside actuary to perform a review of the adequacy of our self-insurance claim reserves.

                             NABORS INDUSTRIES LTD.

     In Verdin v. R&B Falcon Drilling USA, Inc., et al., Civil Action No. G-00-488, in the United States District Court for the Southern District of Texas, Galveston Division, the class action lawsuit against our offshore drilling subsidiaries alleging, among other things, conspiracy to depress wages and benefits paid to our offshore employees, we have reached a settlement, subject to court approval. The settlement amounts to be paid by Nabors' subsidiaries are not material to such subsidiaries or Nabors. In the event the settlement is not finalized, Nabors continues to believe the allegations in this lawsuit are without merit and Nabors' subsidiaries will defend vigorously the claims brought against them. In such event, we are unable, however, to predict the outcome of this lawsuit or the costs to be incurred in connection with its defense and there can be no assurance that this litigation will be resolved in our favor. An adverse result or prolonged litigation could have an adverse effect on the financial position, cash flows or results of operations of Nabors.

     Nabors and its subsidiaries are defendants or otherwise involved in a number of other lawsuits in the ordinary course of their business. In the opinion of management, Nabors' ultimate liability with respect to these pending lawsuits is not expected to have a significant or material adverse effect on Nabors' consolidated financial position, cash flows or results of operations.

12.  EARNINGS PER SHARE

     A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations, is as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                     --------------------------------
                                                       2001        2000        1999
                                                     --------    --------    --------
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net income (numerator):
  Net income -- basic..............................   357,450     137,356      27,704
  Add interest expense on assumed conversion of our
     zero coupon convertible senior debentures, net
     of tax........................................    20,055(1)       --(2)       --
                                                     --------    --------    --------
Adjusted net income -- diluted.....................  $377,505    $137,356    $ 27,704
                                                     --------    --------    --------
Earnings per share:
  Basic............................................  $   2.48    $    .95    $    .25
  Diluted..........................................  $   2.24    $    .90    $    .23
Shares (denominator):
  Weighted average number of shares
     outstanding -- basic..........................   144,430     144,344     111,395
  Net effect of dilutive stock options and warrants
     based on the treasury stock method............     6,697       8,073       9,054
  Assumed conversion of our zero coupon convertible
     senior debentures.............................    17,663(1)       --(2)       --
                                                     --------    --------    --------
  Weighted average number of shares outstanding --
     diluted.......................................   168,790     152,417     120,449
                                                     --------    --------    --------

(1) Diluted earnings per share for 2001, reflects the assumed conversion of our $825.0 million and $1.381 billion zero coupon convertible senior debentures, as the conversion in that period would have been dilutive.

(2) Diluted earnings per share for 2000 does not reflect the assumed conversion of our $825.0 million zero coupon convertible senior debentures, as this conversion would be anti-dilutive.

                             NABORS INDUSTRIES LTD.

     For all periods presented, the computations of diluted earnings per share excludes outstanding stock options and warrants with exercise prices greater than the average market price of the Company's common stock, because the inclusion of such options and warrants would be anti-dilutive. The number of options and warrants that were excluded from diluted earnings per share that could potentially dilute earnings per share in the future were 919,478 shares in 2001, 73,250 shares in 2000 and 4,035,719 shares in 1999. In addition, diluted earnings per share for 2000 excludes 4,453,630 potentially dilutive shares issuable upon conversion of the $825 million zero coupon convertible debentures because the inclusion of such shares would have been anti-dilutive, given the level of net income for 2000.

     As discussed in Note 7, holders of the $825 million and $1.381 billion zero coupon convertible senior debentures have the right to require Nabors to repurchase the debentures at various dates commencing June 20, 2003 and February 5, 2006, respectively. Nabors may pay the redemption price with either cash or stock or a combination thereof. We do not presently anticipate using stock to satisfy any such future purchase obligation.

13.  SUPPLEMENTAL BALANCE SHEET AND INCOME STATEMENT INFORMATION

     Accounts receivable is net of an allowance for doubtful accounts of $22.4 million and $5.4 million as of December 31, 2001 and 2000, respectively.

     Accrued liabilities include the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2000
(IN THOUSANDS)                                                --------   --------
Accrued compensation........................................  $ 49,287   $ 43,461
Deferred revenue............................................    42,157     15,911
Workers' compensation liabilities...........................    17,650     18,136
Other accrued liabilities...................................    58,928     35,502
                                                              --------   --------
                                                              $168,022   $113,010
                                                              ========   ========

     Other income, net includes the following:

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            2001      2000      1999
(IN THOUSANDS)                                             -------   -------   ------
Gains on marketable securities and warrants..............  $   989   $18,800   $3,656
Gains on disposition of long-term assets.................   10,246     1,713    2,915
Foreign currency gains (losses)..........................      419     1,441      (37)
Gain on extinguishment of debt...........................   15,330     3,036       --
Other....................................................    1,666     2,167    2,326
                                                           -------   -------   ------
                                                           $28,650   $27,157   $8,860
                                                           =======   =======   ======

                             NABORS INDUSTRIES LTD.

14.  UNAUDITED QUARTERLY FINANCIAL INFORMATION

                                                    YEAR ENDED DECEMBER 31, 2001
                                         ---------------------------------------------------
                                                            QUARTER ENDED
                                         ---------------------------------------------------
                                         MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) ---------   --------   -------------   ------------
Operating revenues and Earnings from
  unconsolidated affiliates(1).........  $541,167    $611,480     $622,417        $453,006
Gross margin(2)........................   200,845     245,446      254,146         160,666
Income derived from operating
  activities(3)........................   124,029     160,886      165,485          85,311
Net income.............................    83,138     104,015      108,241          62,056
Earnings per share:(4)
  Basic................................  $    .57    $    .71     $    .75        $    .44
  Diluted..............................  $    .51    $    .63     $    .68        $    .41

                                                    YEAR ENDED DECEMBER 31, 2000
                                         ---------------------------------------------------
                                                            QUARTER ENDED
                                         ---------------------------------------------------
                                         MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) ---------   --------   -------------   ------------
Operating revenues and Earnings from
  unconsolidated affiliates(5).........  $299,321    $313,310     $366,154        $436,158
Gross margin(2)........................    96,222     104,662      123,547         151,861
Income derived from operating
  activities(3)........................    33,153      40,835       59,297          84,090
Net income.............................    19,634      24,103       38,707          54,912
Earnings per share:(4)
  Basic................................  $    .14    $    .17     $    .26        $    .37
  Diluted..............................  $    .13    $    .16     $    .25        $    .35

---------------

(1) Includes Earnings from unconsolidated affiliates, accounted for by the equity method, of $10.2 million, $10.0 million, $8.5 million and $8.2 million, respectively.

(2) Gross margin represents Operating revenues and Earnings from unconsolidated affiliates minus direct costs.

(3) Income derived from operating activities is computed by: subtracting direct costs, general and administrative expenses, and depreciation and amortization expense from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under accounting principles generally accepted in the United States of America. However, management does evaluate the performance of its business units and the consolidated company based on income derived from operating activities because it believes that this financial measure is an accurate reflection of the ongoing profitability of our company.

(4) Earnings per share are computed independently for each of the quarters presented. Therefore, the sum of the quarterly earnings per share may not equal the total computed for the year.

(5) Includes Earnings from unconsolidated affiliates, accounted for by the equity method, of $10.6 million, $10.2 million, $9.5 million and $7.2 million, respectively.

15.  SEGMENT INFORMATION

     Nabors' 11 business units have been aggregated into two reportable segments, specifically (1) contract drilling, including drilling, workover and well-servicing, and (2) manufacturing and logistics, based on the

                             NABORS INDUSTRIES LTD.

nature of the services provided, the class of customers, the methods used to provide services and other economic characteristics. The contract drilling segment consists of our Alaska, US Lower 48, US Land well-servicing, US Offshore, Canada and International operations. These units provide oil and gas drilling, workover and well-servicing on land and offshore. The manufacturing and logistics segment consists of our Canrig, Epoch, Peak Oilfield Service Company, Peak USA and Sea Mar operating units. These units manufacture top drives, manufacture drilling instrumentation systems, provide construction and logistics services, provide trucking and logistics services and provide marine transportation and supply services, respectively.

     The accounting policies of the segments are the same as those described in the Summary of Significant Accounting Policies (Note 1). Inter-segment sales are recorded at cost or cost plus a profit margin. Nabors evaluates the performance of its segments based on income derived from operating activities.

     The following table sets forth financial information with respect to our reportable segments:

                                                         YEARS ENDED DECEMBER 31,
                                                    ----------------------------------
                                                       2001         2000        1999
(IN THOUSANDS)                                      ----------   ----------   --------
Operating revenues and Earnings from
  unconsolidated affiliates:
  Contract drilling(1)............................  $2,087,040   $1,316,160   $632,639
  Manufacturing and logistics(2)..................     258,363      174,988     51,444
  Other(3)........................................    (117,333)     (76,205)   (13,897)
                                                    ----------   ----------   --------
          Total revenues..........................  $2,228,070   $1,414,943   $670,186
                                                    ==========   ==========   ========
Depreciation and amortization:
  Contract drilling...............................  $  173,764   $  138,786   $ 96,422
  Manufacturing and logistics.....................      17,923       14,904      3,766
  Other(4)........................................      (1,791)      (1,277)      (295)
                                                    ----------   ----------   --------
          Total depreciation and amortization.....  $  189,896   $  152,413   $ 99,893
                                                    ==========   ==========   ========
Income derived from operating activities:
  Contract drilling(1)............................  $  500,864   $  204,543   $ 70,759
  Manufacturing and logistics(2)..................      87,847       47,900      4,428
  Other(4)........................................     (53,000)     (35,068)   (16,779)
                                                    ----------   ----------   --------
     Total income derived from operating
       activities.................................  $  535,711   $  217,375   $ 58,408
Interest expense..................................     (60,722)     (35,370)   (30,395)
Interest income...................................      53,973       20,581      8,756
Other income, net.................................      28,650       27,157      8,860
                                                    ----------   ----------   --------
          Income before income taxes..............  $  557,612   $  229,743   $ 45,629
                                                    ==========   ==========   ========
Total assets:
  Contract drilling(5)............................  $2,872,534   $2,221,365
  Manufacturing and logistics(6)..................     311,629      304,938
  Other(4)........................................     967,752      610,565
                                                    ----------   ----------
          Total assets............................  $4,151,915   $3,136,868
                                                    ==========   ==========

                             NABORS INDUSTRIES LTD.

                                                         YEARS ENDED DECEMBER 31,
                                                    ----------------------------------
                                                       2001         2000        1999
(IN THOUSANDS)                                      ----------   ----------   --------
Capital expenditures and acquisition of
  businesses:
  Contract drilling...............................  $  764,869   $  234,368   $539,994
  Manufacturing and logistics.....................      26,885       70,348    125,036
  Other(4)........................................      (6,829)      (4,079)     2,487
                                                    ----------   ----------   --------
          Total capital expenditures..............  $  784,925   $  300,637   $667,517
                                                    ==========   ==========   ========

---------------

(1) Includes Earnings from unconsolidated affiliates, accounted for by the equity method, of $19.6 million, $18.0 million and $.8 million for 2001, 2000 and 1999, respectively.

(2) Includes Earnings from unconsolidated affiliates, accounted for by the equity method, of $17.3 million, $19.5 million and $3.0 million for 2001, 2000 and 1999, respectively.

(3) Includes the elimination of inter-segment manufacturing and logistics sales.

(4) Includes the elimination of inter-segment transactions and unallocated corporate expenses, assets and capital expenditures.

(5) Includes $22.3 million and $22.8 million of investments in unconsolidated affiliates accounted for by the equity method for 2001 and 2000, respectively.

(6) Includes $32.8 million and $24.5 million of investments in unconsolidated affiliates accounted for by the equity method for 2001 and 2000, respectively.

     The following table sets forth financial information with respect to Nabors operations by geographic area:

                                                         YEAR ENDED DECEMBER 31,
                                                    ----------------------------------
                                                       2001         2000        1999
(IN THOUSANDS)                                      ----------   ----------   --------
Operating revenues and Earnings from
  unconsolidated affiliates:
  United States...................................  $1,857,156   $1,115,022   $448,478
  Foreign.........................................     370,914      299,921    221,708
                                                    ----------   ----------   --------
                                                    $2,228,070   $1,414,943   $670,186
                                                    ==========   ==========   ========

                                                                AS OF DECEMBER 31,
                                                              -----------------------
                                                                 2001         2000
(IN THOUSANDS)                                                ----------   ----------
Property, plant and equipment, net:
  United States.............................................  $1,816,409   $1,473,649
  Foreign...................................................     616,838      347,743
                                                              ----------   ----------
                                                              $2,433,247   $1,821,392
                                                              ==========   ==========
Goodwill, net:
  United States.............................................  $  165,694   $  170,939
  Foreign...................................................      33,354       21,242
                                                              ----------   ----------
                                                              $  199,048   $  192,181
                                                              ==========   ==========

                             NABORS INDUSTRIES LTD.

16.  SUBSEQUENT EVENTS

  ENSERCO ENERGY SERVICES COMPANY, INC. ACQUISITION

     On February 26, 2002, Nabors announced it had reached an agreement to purchase all of the outstanding common shares of Enserco Energy Services Company Inc., a Canadian publicly-held corporation, at a price of $15.50 Canadian per share (plus additional consideration calculated at the rate of 6% per annum from and including February 26, 2002 to and including the date of closing) for a total purchase price of $430 million Canadian or approximately $270 million equivalent US dollars. The purchase price is payable, at the election of each Enserco shareholder, in cash or in shares of a Canadian subsidiary of Nabors that will be exchangeable into shares of Nabors common stock on a 1:1 basis. The transaction is subject to certain regulatory approvals and must be approved by at least two-thirds of the votes cast at a special meeting of Enserco shareholders. The transaction is currently expected to close on or about April 26, 2002.

     Nabors also separately agreed to acquire from two Enserco shareholders Enserco common shares representing approximately 20.5% of the issued and outstanding Enserco shares for $15.50 Canadian per share, subject to certain closing conditions and receipt of regulatory approvals. The purchases closed March 18, 2002. In addition, certain persons who own or control an aggregate of 3,748,795 Enserco common shares and options to acquire an aggregate of 511,240 Enserco common shares have agreed, subject to the terms and conditions of those agreements, to vote their Enserco common shares (including Enserco common shares acquired on the exercise of such options) in favor of the Nabors acquisition.

     Nabors believes that as a result of these purchase agreements, Nabors will be able to direct the vote of approximately 36% of the outstanding common shares of Enserco after giving effect to the exercise of the options.

     Enserco is an integrated energy services company providing production and drilling services to the North American oil and gas industry. Enserco operates over 200 Canadian well-servicing rigs and 30 drilling rigs. The Enserco acquisition increases our position in Canada with assets that are relatively new and in excellent condition, allowing us to provide services to many of our key US customers who have increased their presence in Canada as it has become even more strategic to the North American gas supply.

17.  CONDENSED CONSOLIDATING FINANCIAL INFORMATION

     In connection with the Company's June 24, 2002 corporate reorganization as discussed in Note 1, Nabors fully and unconditionally guaranteed all of the issued public debt securities of Nabors Delaware at the effective time of the merger. Nabors also fully and unconditionally guaranteed the senior notes issued in August 2002 by Nabors Delaware, and Nabors and Nabors Delaware fully and unconditionally guaranteed the senior notes issued in August 2002 by Nabors Holdings. The following condensed consolidating financial information is included so that separate financial statements of Nabors Delaware and Nabors Holdings are not required to be filed with the U.S. Securities and Exchange Commission. The condensed consolidating financial statements present Nabors' and Nabors Delaware's investments in their subsidiaries using the equity method of accounting. Nabors and Nabors Holdings were formed on December 11, 2001 and December 28, 2001, respectively, and as such are not presented for periods ending prior to those dates.

     The following condensed consolidating financial information presents: condensed consolidating balance sheets as of June 30, 2002 and as of December 31, 2001 and 2000 and the related income statements and cash flow statements for the six months ended June 30, 2002 and 2001 and for each of the three years in the period ended December 31, 2001 for (a) Nabors, Parent/Guarantor after June 24, 2002 and Non-parent/Non-guarantor prior to June 24, 2002, (b) Nabors Delaware, issuer of existing debt and the 5.375% senior notes due 2012 and guarantor of the 4.875% senior notes due 2009 issued by Nabors Holdings, (c) Nabors Holdings, issuer of the 4.875% senior notes due 2009, (d) the non-guarantor subsidiaries, (e) consolidating adjustments necessary to consolidate Nabors and its subsidiaries and (f) Nabors on a consolidated basis. The condensed consolidating financial information as of June 30, 2002 and for the six months ended June 30, 2002 and 2001 is unaudited.

                             NABORS INDUSTRIES LTD.

                     CONDENSED CONSOLIDATING BALANCE SHEETS

                                                            AS OF JUNE 30, 2002
                             ---------------------------------------------------------------------------------
                                            NABORS
                               NABORS      DELAWARE     NABORS         OTHER
(UNAUDITED)                   (PARENT/     (ISSUER/    HOLDINGS    SUBSIDIARIES     CONSOLIDATING
(IN THOUSANDS)               GUARANTOR)   GUARANTOR)   (ISSUER)   (NON-GUARANTOR)    ADJUSTMENTS      TOTAL
--------------               ----------   ----------   --------   ---------------   -------------   ----------
                                                        ASSETS
Current assets:
  Cash and cash
    equivalents............  $       25   $       12    $  --       $  142,996       $        --    $  143,033
  Marketable securities....          --           --       --          409,550                --       409,550
  Accounts receivable,
    net....................          --           --       --          297,261                --       297,261
  Inventory and supplies...          --           --       --           16,592                --        16,592
  Prepaid expenses and
    other current assets...          --           25       --          120,862                --       120,887
                             ----------   ----------    -----       ----------       -----------    ----------
         Total current
           assets..........          25           37       --          987,261                --       987,323
Marketable securities......          --           --       --          236,915                --       236,915
Investments in
  affiliates...............     176,910    1,764,777       --        2,226,001        (4,108,791)       58,897
Property, plant and
  equipment, net...........          --           --                 2,787,503                --     2,787,503
Goodwill, net..............          --           --       --          304,377                --       304,377
Intercompany receivables...   1,986,957    1,953,133       12               --        (3,940,102)           --
Other long-term assets.....          --       11,042       --           46,721                --        57,763
                             ----------   ----------    -----       ----------       -----------    ----------
         Total assets......  $2,163,892   $3,728,989    $  12       $6,588,778       $(8,048,893)   $4,432,778
                             ==========   ==========    =====       ==========       ===========    ==========

                                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of
    long-term debt.........          --      483,087       --            3,565                --       486,652
  Trade accounts payable...          --           20       --          107,608                --       107,628
  Accrued liabilities......          --        2,564       --          134,386                --       136,950
  Income taxes payable.....          --         (189)      --           31,636                --        31,447
                             ----------   ----------    -----       ----------       -----------    ----------
         Total current
           liabilities.....          --      485,482       --          277,195                --       762,677
Long-term debt.............          --    1,051,373       --           47,723                --     1,099,096
Other long-term
  liabilities..............          --           --       --          100,731                --       100,731
Deferred income taxes......          --       28,291       --          278,140                --       306,431
Intercompany payables......          49           --       --        3,940,053        (3,940,102)           --
                             ----------   ----------    -----       ----------       -----------    ----------
         Total
           liabilities.....          49    1,565,146       --        4,643,842        (3,940,102)    2,268,935
                             ----------   ----------    -----       ----------       -----------    ----------
Stockholders' equity.......   2,163,843    2,163,843       12        1,944,936        (4,108,791)    2,163,843
                             ----------   ----------    -----       ----------       -----------    ----------
         Total liabilities
           and
           stockholders'
           equity..........  $2,163,892   $3,728,989    $  12       $6,588,778       $(8,048,893)   $4,432,778
                             ==========   ==========    =====       ==========       ===========    ==========

                             NABORS INDUSTRIES LTD.

                     CONDENSED CONSOLIDATING BALANCE SHEETS

                                                               AS OF DECEMBER 31, 2001
                            ---------------------------------------------------------------------------------------------
                                NABORS             NABORS          NABORS         OTHER
                             (NON-PARENT/         DELAWARE        HOLDINGS    SUBSIDIARIES     CONSOLIDATING
(IN THOUSANDS)              NON-GUARANTOR)   (ISSUER/GUARANTOR)   (ISSUER)   (NON-GUARANTOR)    ADJUSTMENTS      TOTAL
--------------              --------------   ------------------   --------   ---------------   -------------   ----------
                                                              ASSETS
Current assets:
  Cash and cash
    equivalents...........       $--             $    2,201         $--        $  196,242       $        --    $  198,443
  Marketable securities...        --                     --          --           343,169                --       343,169
  Accounts receivable,
    net...................        --                     --          --           361,086                --       361,086
  Inventory and
    supplies..............        --                     --          --            18,515                --        18,515
  Prepaid expenses and
    other current
    assets................        --                    417          --           109,316                --       109,733
                                 ---             ----------         ---        ----------       -----------    ----------
         Total current
           assets.........        --                  2,618          --         1,028,328                --     1,030,946
Marketable securities.....        --                     --          --           377,025                --       377,025
Investments in
  affiliates..............        13              1,467,127          --            55,141        (1,467,140)       55,141
Property, plant and
  equipment, net..........        --                     --          --         2,433,247                --     2,433,247
Goodwill, net.............        --                     --          --           199,048                --       199,048
Intercompany
  receivables.............                        1,931,893          12                --        (1,931,905)           --
Other long-term assets....        --                 13,574                        42,934                --        56,508
                                 ---             ----------         ---        ----------       -----------    ----------
         Total assets.....       $13             $3,415,212         $12        $4,135,723       $(3,399,045)   $4,151,915
                                 ===             ==========         ===        ==========       ===========    ==========

                                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-
    term obligations......       $--             $       --         $--        $    2,510       $        --    $    2,510
  Trade accounts
    payable...............        --                     23          --           131,798                --       131,821
  Accrued liabilities.....        --                  4,372          --           163,650                --       168,022
  Income taxes payable....        --                   (189)         --            27,966                --        27,777
                                 ---             ----------         ---        ----------       -----------    ----------
         Total current
           liabilities....        --                  4,206          --           325,924                --       330,130
Long-term obligations.....        --              1,523,915          --            43,701                --     1,567,616
Other long-term
  liabilities.............        --                     --          --           110,902                --       110,902
Deferred income taxes.....        --                 29,225          --           256,176                --       285,401
Intercompany payables.....         1                                 --         1,931,904        (1,931,905)           --
                                 ---             ----------         ---        ----------       -----------    ----------
         Total
           liabilities....         1              1,557,346          --         2,668,607        (1,931,905)    2,294,049
                                 ---             ----------         ---        ----------       -----------    ----------
Stockholders' equity......        12              1,857,866          12         1,467,116        (1,467,140)    1,857,866
                                 ---             ----------         ---        ----------       -----------    ----------
         Total liabilities
           and
           stockholders'
           equity.........       $13             $3,415,212         $12        $4,135,723       $(3,399,045)   $4,151,915
                                 ===             ==========         ===        ==========       ===========    ==========

                             NABORS INDUSTRIES LTD.

                     CONDENSED CONSOLIDATING BALANCE SHEETS

                                                            AS OF DECEMBER 31, 2000
                                           ---------------------------------------------------------
                                             NABORS          OTHER
                                            DELAWARE     SUBSIDIARIES     CONSOLIDATING
                                            (ISSUER)    (NON-GUARANTOR)    ADJUSTMENTS      TOTAL
(IN THOUSANDS)                             ----------   ---------------   -------------   ----------
                                                    ASSETS
Current assets:
  Cash and cash equivalents..............  $    2,118     $  195,194       $        --    $  197,312
  Marketable securities..................          --        138,939                --       138,939
  Accounts receivable, net...............          --        350,302                --       350,302
  Inventory and supplies.................          --         18,029                --        18,029
  Prepaid expenses and other current
     assets..............................         563         98,471                --        99,034
                                           ----------     ----------       -----------    ----------
          Total current assets...........       2,681        800,935                --       803,616
Marketable securities....................          --        214,702                --       214,702
Investments in affiliates................   1,031,920         32,277        (1,031,920)       32,277
Property, plant and equipment, net.......          --      1,821,392                --     1,821,392
Goodwill, net............................          --        192,181                --       192,181
Intercompany receivables.................   1,592,255             --        (1,592,255)           --
Other long-term assets                          9,832         62,868                          72,700
                                           ----------     ----------       -----------    ----------
  Total assets...........................  $2,636,688     $3,124,355       $(2,624,175)   $3,136,868
                                           ==========     ==========       ===========    ==========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term
     obligations.........................  $       --     $    3,554       $        --    $    3,554
  Trade accounts payable.................          --        139,162                --       139,162
  Accrued liabilities....................       4,527        108,483                --       113,010
  Income taxes payable...................          --         23,453                --        23,453
                                           ----------     ----------       -----------    ----------
          Total current liabilities......       4,527        274,652                --       279,179
Long-term obligations....................     808,566         46,211                --       854,777
Other long-term liabilities..............          --         99,147                --        99,147
Deferred income taxes....................      17,127         80,170                --        97,297
Intercompany payables....................          --      1,592,255        (1,592,255)           --
                                           ----------     ----------       -----------    ----------
          Total liabilities..............     830,220      2,092,435        (1,592,255)    1,330,400
                                           ----------     ----------       -----------    ----------
Stockholders' equity.....................   1,806,468      1,031,920        (1,031,920)    1,806,468
                                           ----------     ----------       -----------    ----------
          Total liabilities and
            stockholders' equity.........  $2,636,688     $3,124,355       $(2,624,175)   $3,136,868
                                           ==========     ==========       ===========    ==========

                             NABORS INDUSTRIES LTD.

                   CONDENSED CONSOLIDATING INCOME STATEMENTS

                                                       SIX MONTHS ENDED JUNE 30, 2002
                               -------------------------------------------------------------------------------
                                              NABORS
                                 NABORS      DELAWARE     NABORS         OTHER
(UNAUDITED)                     (PARENT/     (ISSUER/    HOLDINGS    SUBSIDIARIES     CONSOLIDATING
(IN THOUSANDS)                 GUARANTOR)   GUARANTOR)   (ISSUER)   (NON-GUARANTOR)    ADJUSTMENTS     TOTAL
--------------                 ----------   ----------   --------   ---------------   -------------   --------
Revenues and other income:
  Operating revenues.........   $    --      $    --       $ --        $721,959         $      --     $721,959
  Earnings from
    unconsolidated
    affiliates...............        --           --         --          21,396                --       21,396
  Earnings from consolidated
    affiliates...............    64,113       68,972         --          67,383          (200,468)          --
  Interest income............        --           15         --          17,378                --       17,393
  Intercompany interest
    income...................     3,261       27,464         --              --           (30,725)          --
  Other income, net..........        --       (1,780)        --           4,926                --        3,146
                                -------      -------       ----        --------         ---------     --------
         Total revenues and
           other income......    67,374       94,671         --         833,042          (231,193)     763,894
                                -------      -------       ----        --------         ---------     --------
Costs and other deductions:
  Direct costs...............        --           --         --         487,623                --      487,623
  General and administrative
    expenses.................        12          268         --          65,210                --       65,490
  Depreciation and
    amortization.............        --           --         --          91,665                --       91,665
  Interest expense...........        --       27,954         --           1,079                --       29,033
  Intercompany interest
    expense..................        --           --         --          30,725           (30,725)          --
                                -------      -------       ----        --------         ---------     --------
         Total costs and
           other
           deductions........        12       28,222         --         676,302           (30,725)     673,811
                                -------      -------       ----        --------         ---------     --------
Income before income taxes...    67,362       66,449         --         156,740          (200,468)      90,083
                                -------      -------       ----        --------         ---------     --------
Income taxes:
  Current....................        --           --         --           6,957                --        6,957
  Deferred...................        --         (934)        --          16,698                --       15,764
                                -------      -------       ----        --------         ---------     --------
         Total income
           taxes.............        --         (934)        --          23,655                --       22,721
                                -------      -------       ----        --------         ---------     --------
Net income...................   $67,362      $67,383       $ --        $133,085         $(200,468)    $ 67,362
                                =======      =======       ====        ========         =========     ========

                             NABORS INDUSTRIES LTD.

                   CONDENSED CONSOLIDATING INCOME STATEMENTS

                                                         SIX MONTHS ENDED JUNE 30, 2001
                                             -------------------------------------------------------
                                              NABORS         OTHER
(UNAUDITED)                                  DELAWARE    SUBSIDIARIES     CONSOLIDATING
(IN THOUSANDS)                               (ISSUER)   (NON-GUARANTOR)    ADJUSTMENTS      TOTAL
--------------                               --------   ---------------   -------------   ----------
Revenues and other income:
  Operating revenues.......................  $     --     $1,132,404        $      --     $1,132,404
  Earnings from unconsolidated
     affiliates............................        --         20,243               --         20,243
  Earnings from consolidated affiliates....   178,940             --         (178,940)            --
  Interest income..........................        33         28,903               --         28,936
  Intercompany interest income.............    39,944             --          (39,944)            --
  Other income, net........................      (969)        13,293               --         12,324
                                             --------     ----------        ---------     ----------
          Total revenues and other
            income.........................   217,948      1,194,843         (218,884)     1,193,907
                                             --------     ----------        ---------     ----------
Costs and other deductions:
  Direct costs.............................        --        706,356               --        706,356
  General and administrative expenses......       191         66,709               --         66,900
  Depreciation and amortization............        --         94,476               --         94,476
  Interest expense.........................    25,781          1,196               --         26,977
  Intercompany interest expense............        --         39,944          (39,944)            --
                                             --------     ----------        ---------     ----------
          Total costs and other
            deductions.....................    25,972        908,681          (39,944)       894,709
                                             --------     ----------        ---------     ----------
Income before income taxes.................   191,976        286,162         (178,940)       299,198
                                             --------     ----------        ---------     ----------
Income taxes:
  Current..................................        --         26,323               --         26,323
  Deferred.................................     4,823         80,899               --         85,722
                                             --------     ----------        ---------     ----------
          Total income taxes...............     4,823        107,222               --        112,045
                                             --------     ----------        ---------     ----------
Net income.................................  $187,153     $  178,940        $(178,940)    $  187,153
                                             ========     ==========        =========     ==========

                             NABORS INDUSTRIES LTD.

                   CONDENSED CONSOLIDATING INCOME STATEMENTS

                                                     FOR THE YEAR ENDED DECEMBER 31, 2001
                         ---------------------------------------------------------------------------------------------
                             NABORS             NABORS          NABORS         OTHER
                          (NON-PARENT/         DELAWARE        HOLDINGS    SUBSIDIARIES     CONSOLIDATING
(IN THOUSANDS)           NON-GUARANTOR)   (ISSUER/GUARANTOR)   (ISSUER)   (NON-GUARANTOR)    ADJUSTMENTS      TOTAL
--------------           --------------   ------------------   --------   ---------------   -------------   ----------
Revenues and other
  income:
  Operating revenues...       $ --             $     --          $ --       $2,191,183        $      --     $2,191,183
  Earnings from
     unconsolidated
     affiliates........         --                   --            --           36,887               --         36,887
  Earnings from
     consolidated
     affiliates........         --              336,851            --               --         (336,851)            --
  Interest income......         --                   53            --           53,920               --         53,973
  Intercompany interest
     income............         --               77,211            --               --          (77,211)            --
  Other income, net....         --               14,301            --           14,349               --         28,650
                              ----             --------          ----       ----------        ---------     ----------
          Total
            revenues
            and other
            income.....         --              428,416            --        2,296,339         (414,062)     2,310,693
                              ----             --------          ----       ----------        ---------     ----------
Costs and other
  deductions:
  Direct costs.........         --                   --            --        1,366,967               --      1,366,967
  General and
     administrative
     expenses..........         --                  482            --          135,014               --        135,496
  Depreciation and
     amortization......         --                   --            --          189,896               --        189,896
  Interest expense.....         --               58,386            --            2,336               --         60,722
  Intercompany interest
     expense...........         --                   --            --           77,211          (77,211)            --
                              ----             --------          ----       ----------        ---------     ----------
          Total costs
            and other
          deductions...         --               58,868            --        1,771,424          (77,211)     1,753,081
                              ----             --------          ----       ----------        ---------     ----------
Income before income
  taxes................         --              369,548            --          524,915         (336,851)       557,612
                              ----             --------          ----       ----------        ---------     ----------
Income taxes:
  Current..............         --                   --            --           83,718               --         83,718
  Deferred.............         --               12,098            --          104,346               --        116,444
                              ----             --------          ----       ----------        ---------     ----------
          Total income
            taxes......         --               12,098            --          188,064               --        200,162
                              ----             --------          ----       ----------        ---------     ----------
Net income.............       $ --             $357,450          $ --       $  336,851        $(336,851)    $  357,450
                              ====             ========          ====       ==========        =========     ==========

                             NABORS INDUSTRIES LTD.

                   CONDENSED CONSOLIDATING INCOME STATEMENTS

                                                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                             -------------------------------------------------------
                                              NABORS         OTHER
                                             DELAWARE    SUBSIDIARIES     CONSOLIDATING
                                             (ISSUER)   (NON-GUARANTOR)    ADJUSTMENTS      TOTAL
(IN THOUSANDS)                               --------   ---------------   -------------   ----------
Revenues and other income:
  Operating revenues.......................  $     --     $1,377,453        $      --     $1,377,453
  Earnings from unconsolidated
     affiliates............................        --         37,490               --         37,490
  Earnings from consolidated affiliates....   115,908             --         (115,908)            --
  Interest income..........................        87         20,494               --         20,581
  Intercompany interest income.............    64,618             --          (64,618)            --
  Other income, net........................        69         27,088               --         27,157
                                             --------     ----------        ---------     ----------
          Total revenues and other
            income.........................   180,682      1,462,525         (180,526)     1,462,681
                                             --------     ----------        ---------     ----------
Costs and other deductions:
  Direct costs.............................        --        938,651               --        938,651
  General and administrative expenses......       493        106,011               --        106,504
  Depreciation and amortization............        --        152,413               --        152,413
  Interest expense.........................    30,236          5,134               --         35,370
  Intercompany interest expense............        --         64,618          (64,618)            --
                                             --------     ----------        ---------     ----------
          Total costs and other
            deductions.....................    30,729      1,266,827          (64,618)     1,232,938
                                             --------     ----------        ---------     ----------
Income before income taxes.................   149,953        195,698         (115,908)       229,743
                                             --------     ----------        ---------     ----------
Income taxes:
  Current..................................        --         19,594               --         19,594
  Deferred.................................    12,597         60,196               --         72,793
                                             --------     ----------        ---------     ----------
          Total income taxes...............    12,597         79,790               --         92,387
                                             --------     ----------        ---------     ----------
Net income.................................  $137,356     $  115,908        $(115,908)    $  137,356
                                             --------     ----------        ---------     ----------

                             NABORS INDUSTRIES LTD.

                   CONDENSED CONSOLIDATING INCOME STATEMENTS

                                                       FOR THE YEAR ENDED DECEMBER 31, 1999
                                               -----------------------------------------------------
                                                NABORS         OTHER
                                               DELAWARE    SUBSIDIARIES     CONSOLIDATING
                                               (ISSUER)   (NON-GUARANTOR)    ADJUSTMENTS     TOTAL
(IN THOUSANDS)                                 --------   ---------------   -------------   --------
Revenues and other income:
  Operating revenues.........................  $    --       $666,429         $     --      $666,429
  Earnings from unconsolidated affiliates....       --          3,757               --         3,757
  Earnings from consolidated affiliates......   19,991             --          (19,991)           --
  Interest income............................    7,873            883               --         8,756
  Intercompany interest income...............   32,762             --          (32,762)           --
  Other income, net..........................   (4,167)        13,027               --         8,860
                                               -------       --------         --------      --------
          Total revenues and other income....   56,459        684,096          (52,753)      687,802
                                               -------       --------         --------      --------
Costs and other deductions:
  Direct costs...............................       --        446,597               --       446,597
  General and administrative expenses........      141         65,147               --        65,288
  Depreciation and amortization..............       13         99,880               --        99,893
  Interest expense...........................   24,071          6,324               --        30,395
  Intercompany interest expense..............       --         32,762          (32,762)           --
                                               -------       --------         --------      --------
          Total costs and other deductions...   24,225        650,710          (32,762)      642,173
                                               -------       --------         --------      --------
Income before income taxes...................   32,234         33,386          (19,991)       45,629
                                               -------       --------         --------      --------
Income taxes:
  Current....................................       (4)        (2,474)              --        (2,478)
  Deferred...................................    4,534         15,869               --        20,403
                                               -------       --------         --------      --------
          Total income taxes.................    4,530         13,395               --        17,925
                                               -------       --------         --------      --------
Net income...................................  $27,704       $ 19,991         $(19,991)     $ 27,704
                                               -------       --------         --------      --------

                             NABORS INDUSTRIES LTD.

                  CONDENSED CONSOLIDATING CASH FLOW STATEMENTS

                                                        SIX MONTHS ENDED JUNE 30, 2002
                               --------------------------------------------------------------------------------
                                              NABORS
                                 NABORS      DELAWARE     NABORS         OTHER
                                (PARENT/     (ISSUER/    HOLDINGS    SUBSIDIARIES     CONSOLIDATING
                               GUARANTOR)   GUARANTOR)   (ISSUER)   (NON-GUARANTOR)    ADJUSTMENTS      TOTAL
(UNAUDITED)                    ----------   ----------   --------   ---------------   -------------   ---------
(IN THOUSANDS)
Net cash provided by (used
  for) operating
  activities.................     $25        $(5,469)     $  --        $ 200,129          $  --       $ 194,685
                                  ---        -------      -----        ---------          -----       ---------
Cash flows from investing
  activities:
  Purchases of marketable
    securities,
    available-for-sale.......      --             --         --          (24,253)            --         (24,253)
  Sales of marketable
    securities,
    available-for-sale.......      --             --         --           94,526             --          94,526
  Cash received from
    disposition of long-term
    assets...................      --             --         --            4,923             --           4,923
  Cash paid for acquisitions
    of businesses, net.......      --             --         --         (116,668)            --        (116,668)
  Capital expenditures.......      --             --         --         (198,072)            --        (198,072)
                                  ---        -------      -----        ---------          -----       ---------
Net cash used for investing
  activities.................      --             --         --         (239,544)            --        (239,544)
                                  ---        -------      -----        ---------          -----       ---------
Cash flows from financing
  activities:
  Decrease in restricted
    cash.....................      --             --         --              867             --             867
  Reduction of long-term
    borrowings...............      --         (5,048)        --          (16,414)            --         (21,462)
  Common stock
    transactions.............      --          8,328         --               --             --           8,328
                                  ---        -------      -----        ---------          -----       ---------
Net cash provided by (used
  for) financing
  activities.................      --          3,280         --          (15,547)            --         (12,267)
                                  ---        -------      -----        ---------          -----       ---------
Effect of exchange rate
  changes on cash and cash
  equivalents................      --             --         --            1,716             --           1,716
                                  ---        -------      -----        ---------          -----       ---------
Net increase (decrease) in
  cash and cash
  equivalents................      25         (2,189)        --          (53,246)            --         (55,410)
Cash and cash equivalents,
  beginning of period........      --          2,201         --          196,242             --         198,443
                                  ---        -------      -----        ---------          -----       ---------
Cash and cash equivalents,
  end of period..............     $25        $    12      $  --        $ 142,996          $  --       $ 143,033
                                  ===        =======      =====        =========          =====       =========

                             NABORS INDUSTRIES LTD.

                  CONDENSED CONSOLIDATING CASH FLOW STATEMENTS

                                                         SIX MONTHS ENDED JUNE 30, 2001
                                             -------------------------------------------------------
                                              NABORS          OTHER
                                             DELAWARE     SUBSIDIARIES     CONSOLIDATING
                                             (ISSUER)    (NON-GUARANTOR)    ADJUSTMENTS      TOTAL
(UNAUDITED)                                  ---------   ---------------   -------------   ---------
(IN THOUSANDS)
Net cash (used for) provided by operating
  activities...............................  $(723,551)     $ 964,508          $  --       $ 240,957
                                             ---------      ---------          -----       ---------
Cash flows from investing activities:
  Purchases of marketable securities,
     available-for-sale....................         --       (441,279)            --        (441,279)
  Sales of marketable securities,
     available-for-sale....................         --         28,193             --          28,193
  Cash received from disposition of
     long-term assets......................         --          7,486             --           7,486
  Capital expenditures.....................         --       (319,797)            --        (319,797)
                                             ---------      ---------          -----       ---------
Net cash used for investing activities.....         --       (725,397)            --        (725,397)
                                             ---------      ---------          -----       ---------
Cash flows from financing activities:
  Increase in restricted cash..............         --            (33)            --             (33)
  Proceeds from long-term borrowings.......    840,338             --             --         840,338
  Reduction of long-term borrowings........         --         (3,556)            --          (3,556)
  Debt issuance costs......................    (12,879)            --             --         (12,879)
  Common stock transactions................      7,724             --             --           7,724
  Treasury stock transactions..............   (111,580)            --             --        (111,580)
                                             ---------      ---------          -----       ---------
Net cash provided by (used for) financing
  activities...............................    723,603         (3,589)            --         720,014
                                             ---------      ---------          -----       ---------
Effect of exchange rate changes on cash and
  cash equivalents.........................         --              6             --               6
                                             ---------      ---------          -----       ---------
Net increase in cash and cash
  equivalents..............................         52        235,528             --         235,580
Cash and cash equivalents, beginning of
  period...................................      2,118        195,194             --         197,312
                                             ---------      ---------          -----       ---------
Cash and cash equivalents, end of period...  $   2,170      $ 430,722          $  --       $ 432,892
                                             =========      =========          =====       =========

                             NABORS INDUSTRIES LTD.

                  CONDENSED CONSOLIDATING CASH FLOW STATEMENTS

                                                        FOR THE YEAR ENDED DECEMBER 31, 2001
                               --------------------------------------------------------------------------------------
                                                  NABORS
                                   NABORS        DELAWARE     NABORS         OTHER
                                (NON-PARENT/     (ISSUER/    HOLDINGS    SUBSIDIARIES     CONSOLIDATING
                               NON-GUARANTOR)   GUARANTOR)   (ISSUER)   (NON-GUARANTOR)    ADJUSTMENTS       TOTAL
(IN THOUSANDS)                 --------------   ----------   --------   ---------------   -------------   -----------
Net cash provided by
  operating activities.......      $  --        $(447,834)    $  --       $ 1,142,739         $  --       $   694,905
                                   -----        ---------     -----       -----------         -----       -----------
Cash flows from investing
  activities:
  Proceeds from sales of
    assets and insurance
    claims...................         --               --        --            15,067            --            15,067
  Capital expenditures.......         --               --        --          (701,156)           --          (701,156)
  Purchases of marketable
    securities,
    available-for-sale.......         --               --        --          (535,499)           --          (535,499)
  Sales of marketable
    securities,
    available-for-sale.......         --               --        --           163,110            --           163,110
  Cash paid for acquisitions
    of businesses, net.......         --               --        --           (66,352)           --           (66,352)
  Investments in
    unconsolidated
    affiliates...............         --               --        --                --            --                --
                                   -----        ---------     -----       -----------         -----       -----------
Net cash used for investing
  activities.................         --               --        --        (1,124,830)           --        (1,124,830)
                                   -----        ---------     -----       -----------         -----       -----------
Cash flows from financing
  activities:
  Increase (decrease) in
    short-term borrowings....         --               --                          --            --                --
  Decrease (increase) in
    restricted cash..........         --               --        --               692            --               692
  Common stock
    transactions.............         --            8,219        --                --            --             8,219
  Treasury stock
    transactions.............         --         (247,963)       --                --            --          (247,963)
  Proceeds from long-term
    borrowings...............         --          840,338        --                --            --           840,338
  Reduction of long-term
    borrowings...............         --         (139,798)       --           (16,203)           --          (156,001)
  Debt issuance costs........         --          (12,879)       --                --            --           (12,879)
                                   -----        ---------     -----       -----------         -----       -----------
Net cash provided by (used
  for) financing
  activities.................         --          447,917        --           (15,511)           --           432,406
                                   -----        ---------     -----       -----------         -----       -----------
Effect of exchange rate
  changes....................         --               --        --            (1,350)           --            (1,350)
                                   -----        ---------     -----       -----------         -----       -----------
Net (decrease) increase in
  cash.......................         --               83        --             1,048            --             1,131
Cash and cash equivalents,
  beginning of period........         --            2,118        --           195,194            --           197,312
                                   -----        ---------     -----       -----------         -----       -----------
Cash and cash equivalents,
  end of period..............      $  --        $   2,201     $  --       $   196,242         $  --       $   198,443
                                   =====        =========     =====       ===========         =====       ===========

                             NABORS INDUSTRIES LTD.

                  CONDENSED CONSOLIDATING CASH FLOW STATEMENTS

                                                     FOR THE YEAR ENDED DECEMBER 31, 2000
                                            -------------------------------------------------------
                                             NABORS          OTHER
                                            DELAWARE     SUBSIDIARIES     CONSOLIDATING
                                            (ISSUER)    (NON-GUARANTOR)    ADJUSTMENTS      TOTAL
(IN THOUSANDS)                              ---------   ---------------   -------------   ---------
Net cash provided by operating
  activities..............................  $(597,524)     $ 816,972          $  --       $ 219,448
                                            ---------      ---------          -----       ---------
Cash flows from investing activities:
  Proceeds from sales of assets and
     insurance claims.....................         --          7,523             --           7,523
  Capital expenditures....................         --       (300,637)            --        (300,637)
  Purchases of marketable securities,
     available-for-sale...................         --       (325,286)            --        (325,286)
  Sales of marketable securities,
     available-for-sale...................         --         42,450             --          42,450
  Cash paid for acquisitions of
     businesses, net......................         --             --             --              --
  Investments in unconsolidated
     affiliates...........................         --             --             --              --
                                            ---------      ---------          -----       ---------
Net cash used for investing activities....         --       (575,950)            --        (575,950)
                                            ---------      ---------          -----       ---------
Cash flows from financing activities:
  Increase (decrease) in short-term
     borrowings...........................         --             --             --              --
  Decrease (increase) in restricted
     cash.................................         --          1,634             --           1,634
  Common stock transactions...............    112,979             --             --         112,979
  Treasury stock transactions.............         --             --             --              --
  Proceeds from long-term borrowings......    501,941             --             --         501,941
  Reduction of long-term borrowings.......    (25,625)      (110,809)            --        (136,434)
  Debt issuance costs.....................     (6,810)            --             --          (6,810)
                                            ---------      ---------          -----       ---------
Net cash provided by (used for) financing
  activities..............................    582,485       (109,175)            --         473,310
                                            ---------      ---------          -----       ---------
Effect of exchange rate changes...........         --            (76)            --             (76)
                                            ---------      ---------          -----       ---------
Net (decrease) increase in cash...........    (15,039)       131,771             --         116,732
Cash and cash equivalents, beginning of
  period..................................     17,157         63,423             --          80,580
                                            ---------      ---------          -----       ---------
Cash and cash equivalents, end of
  period..................................  $   2,118      $ 195,194          $  --       $ 197,312
                                            =========      =========          =====       =========

                             NABORS INDUSTRIES LTD.

                  CONDENSED CONSOLIDATING CASH FLOW STATEMENTS

                                                     FOR THE YEAR ENDED DECEMBER 31, 1999
                                            -------------------------------------------------------
                                             NABORS          OTHER
                                            DELAWARE     SUBSIDIARIES     CONSOLIDATING
                                            (ISSUER)    (NON-GUARANTOR)    ADJUSTMENTS      TOTAL
(IN THOUSANDS)                              ---------   ---------------   -------------   ---------
Net cash provided by operating
  activities..............................  $(198,041)     $ 332,089          $  --       $ 134,048
                                            ---------      ---------          -----       ---------
Cash flows from investing activities:
  Proceeds from sales of assets and
     insurance claims.....................         --          5,650             --           5,650
  Capital expenditures....................         --        (82,126)            --         (82,126)
  Purchases of marketable securities,
     available-for-sale...................         --        (25,375)            --         (25,375)
  Sales of marketable securities,
     available-for-sale...................         --          6,602             --           6,602
  Cash paid for acquisitions of
     businesses, net......................         --          6,332             --           6,332
  Investments in unconsolidated
     affiliates...........................         --         (1,425)            --          (1,425)
                                            ---------      ---------          -----       ---------
Net cash used for investing activities....         --        (90,342)            --         (90,342)
                                            ---------      ---------          -----       ---------
Cash flows from financing activities:
  Increase (decrease) in short-term
     borrowings...........................    (69,000)        (4,565)            --         (73,565)
  Decrease (increase) in restricted
     cash.................................         --         (1,060)            --          (1,060)
  Common stock transactions...............      5,687             --             --           5,687
  Treasury stock transactions.............         --             --             --              --
  Proceeds from long-term borrowings......    324,707             --             --         324,707
  Reduction of long-term borrowings.......    (45,344)      (187,520)            --        (232,864)
  Debt issuance costs.....................     (2,779)            --             --          (2,779)
                                            ---------      ---------          -----       ---------
Net cash provided by (used for) financing
  activities..............................    213,271       (193,145)            --          20,126
                                            ---------      ---------          -----       ---------
Effect of exchange rate changes...........         --             --             --              --
                                            ---------      ---------          -----       ---------
Net (decrease) increase in cash...........     15,230         48,602             --          63,832
Cash and cash equivalents, beginning of
  period..................................      1,927         14,821             --          16,748
                                            ---------      ---------          -----       ---------
Cash and cash equivalents, end of
  period..................................  $  17,157      $  63,423          $  --       $  80,580
                                            =========      =========          =====       =========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of Nabors Industries Ltd.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of cash flows and of changes in stockholders' equity present fairly, in all material respects, the financial position of Nabors Industries Ltd. and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
January 23, 2002,
except for Note 16, as to which
the date is March 18, 2002,
Notes 1, 2, 7, 12 and 15,
as to which the date is
August 20, 2002, and
Note 17, as to which the
date is October 10, 2002

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
12        Computation of Ratios of Earnings to Fixed Charges
23.1      Consent of Independent Accountants

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NABORS INDUSTRIES LTD.

                                          By:    /s/ ANTHONY G. PETRELLO
                                            ------------------------------------
                                                    Anthony G. Petrello
                                            President & Chief Operating Officer

Date: October 10, 2002

                                 EXHIBIT INDEX

EXHIBIT
  NO.      DESCRIPTION
-------    -----------
  12       Computation of Ratios of Earnings to Fixed Charges
  23.1     Consent of Independent Accountants